UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Regal-Beloit Corporation
(Exact Name of Registrant as Specified in Its Charter)

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REGAL BELOIT CORPORATION
200 State Street
Beloit, Wisconsin 53511

Notice of 2007 Annual Meeting of Shareholders
To Be Held April 20, 2007

To the Shareholders of Regal Beloit Corporation:

You are hereby notified that the 2007 annual meeting of shareholders of Regal Beloit Corporation will be held at the James L. Packard Learning Center located at the Company’s corporate headquarters, 200 State Street, Beloit, Wisconsin 53511, on Friday, April 20, 2007, at 9:30 a.m., Central Daylight Time, for the following purposes:

1.	To elect three directors to serve until the 2010 Annual Meeting of Shareholders and one director to serve until the 2009 Annual Meeting of Shareholders.

2.	To act upon a proposal to approve an amendment to the Company’s Articles of Incorporation that will increase the number of shares of common stock that the Company is authorized to issue.

3.	To act upon a proposal to approve the Regal Beloit Corporation 2007 Equity Incentive Plan.

4.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent auditors for 2007.

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on February 26, 2007 as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting.

We hope that you will be able to attend the meeting in person, but if you are unable to do so, please complete, sign and promptly mail back the enclosed proxy form, using the return envelope provided. You also have the option to vote your shares by the Internet or telephone by following the instructions printed on the enclosed proxy card. If, for any reason, you should subsequently change your plans, you may, of course, revoke your proxy at any time before it is actually voted.

By Order of the Board of Directors
REGAL BELOIT CORPORATION

Paul J. Jones
Vice President, General Counsel and Secretary
Beloit, Wisconsin
March 15, 2007

PROXY STATEMENT

This proxy statement and accompanying proxy card are being mailed to holders of Regal Beloit Corporation (“we” or the “Company”) beginning on or about March 15, 2007. The Company, on behalf of its Board of Directors (the “Board”), is soliciting your proxy to vote your shares of Regal Beloit common stock at the 2007 annual meeting of shareholders, and all adjournments or postponements thereof (the “Annual Meeting”). We solicit proxies to give all shareholders of record an opportunity to vote on matters that will be presented at the Annual Meeting. In this proxy statement, you will find information on these matters, which is provided to assist you in voting your shares.

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	What am I being asked to vote on?

A: •	Election of directors;

•	Approval of an amendment to our Articles of Incorporation;

•	Approval of the Regal Beloit Corporation 2007 Equity Incentive Plan; and

•	Ratification of Deloitte & Touche LLP as our independent auditors for 2007.

Q:	Who can vote?

A:	Holders of our common stock as of the close of business on the record date, February 26, 2007, may vote at the Annual Meeting, either in person or by proxy. Each share of common stock has one vote.

Q:	How do I vote?

A:	By Proxy—Before the Annual Meeting, you can give a proxy to vote your shares of common stock in one of the following ways:

•	by telephone;

•	by using the Internet; or

•	by completing and signing your proxy card and mailing it in time to be received prior to the Annual Meeting.

The telephone and Internet voting procedures are designed to confirm your identity, to allow you to give your voting instructions and to verify that your instructions have been properly recorded. If you wish to vote by telephone or Internet, please follow the instructions that are printed on the enclosed proxy card.

If you mail us your properly completed and signed proxy card, or vote by telephone or the Internet, then your shares of common stock will be voted according to the choices that you specify. If you sign and mail your proxy card to us without making any choices, your proxy will be voted:

•	FOR the election of all persons nominated by the Board for election as directors;

•	FOR the amendment to our Articles of Incorporation;

•	FOR the approval of the Regal Beloit Corporation 2007 Equity Incentive Plan; and

•	FOR the ratification of the selection of Deloitte & Touche LLP as our independent auditors for 2007.

Other than the election of directors, the proposal to amend our Articles of Incorporation, the proposal to approve the 2007 Incentive Equity Plan, and the ratification of the selection of our independent auditors, we are not currently aware of any other matters that will be brought before the Annual Meeting. However, by giving your proxy, you appoint the persons named as proxies as your representatives at the Annual Meeting. If a matter comes up for a vote at the Annual Meeting that is not included in the proxy material, then the proxy holders will vote your shares in accordance with their best judgment.

In Person—You may come to the Annual Meeting and cast your vote there. If your shares are held in the name of your broker, bank or other nominee and you wish to vote at the Annual Meeting, then your broker, bank or other nominee will provide you with instructions for voting your shares.

Q:	May I change or revoke my vote?

A:	You may change your vote or revoke your proxy at any time prior to your shares being voted, by:

•	notifying our Secretary in writing that you are revoking your proxy;

•	giving another signed proxy that is dated after the date of the proxy that you wish to revoke;

•	using the telephone or Internet voting procedures; or

•	attending the Annual Meeting and voting in person (attendance at the Annual Meeting alone will not revoke your proxy).

Q:	Will my shares be voted if I do not provide my proxy?

A:
It depends on whether you hold your shares in your own name or in the name of a brokerage firm. If you hold your shares directly in your name, then they will not be voted unless you provide a proxy or vote in person at the Annual Meeting. Brokerage firms or other nominees generally have the authority to vote customers’ unvoted shares on certain “routine” matters. If your shares are held in the name of a brokerage firm, the brokerage firm has the discretionary authority to vote your shares in connection with the election of directors and the ratification of our independent auditors if you do not timely provide your proxy because these matters are considered “routine” under the New York Stock Exchange listing standards.

Q:	What constitutes a quorum?

A:
As of the record date, 31,164,732 shares of our common stock were issued and outstanding and entitled to vote at the Annual Meeting. To conduct the Annual Meeting, a majority of the shares entitled to vote must be present in person or by proxy. This is referred to as a “quorum.” If you submit a properly executed proxy card or vote by telephone or the Internet, then you will be considered present at the Annual Meeting for purposes of determining the presence of a quorum. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining the presence of a quorum. A broker “non-vote” occurs when a broker or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under the New York Stock Exchange listing standards, does not have discretionary authority to vote on a proposal.

Q:	What vote is needed for these proposals to be adopted?

A:
Proposal 1—The affirmative vote of the holders of a majority of the shares of our common stock represented and voted at the Annual Meeting is required to elect each director (assuming a quorum is present). Withhold votes will be counted for purposes of determining the presence of a quorum but will be disregarded in the calculation of votes cast.

Proposal 2—The affirmative vote of the holders of a majority of the shares of our common stock represented and voted at the Annual Meeting (assuming a quorum is present) is required to approve the proposed amendment to our Articles of Incorporation. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum but will be disregarded in the calculation of votes cast.

Proposal 3—The affirmative vote of the holders of a majority of the shares of our common stock represented and voted at the Annual Meeting (assuming a quorum is present) is required to approve the Regal Beloit Corporation 2007 Equity Incentive Plan, provided that a majority of the outstanding shares of our common stock are voted on the proposal. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum but will be disregarded in the calculation of votes cast.

Proposal 4—The affirmative vote of the holders of a majority of the shares of our common stock represented and voted at the Annual Meeting (assuming a quorum is present) is required to ratify the selection of Deloitte & Touche LLP as our independent auditors for 2007. Abstentions will be counted for purposes of determining the presence of a quorum but will be disregarded in the calculation of votes cast.

Q:	Who conducts the proxy solicitation and how much will it cost?

A:
Regal Beloit is requesting your proxy for the Annual Meeting and will pay all costs of soliciting shareholder proxies. In addition to soliciting proxies by mail, we may request proxies personally and by telephone, fax or other means. We can use our directors, officers and regular employees to request proxies. These people do not receive additional compensation for these services. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket and clerical expenses for forwarding solicitation materials to beneficial owners of our common stock.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board is currently comprised of nine directors, divided into three classes of three members each, with the terms of one class of directors expiring each year. The Board has nominated Christopher  L. Doerr, Mark J. Gliebe and Curtis W. Stoelting for election at the Annual Meeting as Class B directors to serve until the 2010 annual meeting of shareholders and G. Frederick Kasten, Jr. as a Class A director to serve until the 2009 annual meeting of shareholders and, for all nominees, until their successors are duly elected and qualified. All of our other directors will continue to serve on the Board until their respective terms expire as indicated below, except that Stephen N. Graff will retire as director as of the date of the Annual Meeting in accordance with the provisions in our Bylaws concerning the mandatory retirement of a director at the first annual meeting of shareholders after the director reaches the age of 72. As a result of Mr. Graff’s retirement, the Board has taken action to reduce automatically the number of authorized directors to eight effective at the time of the Annual Meeting. As a result, the Board has nominated individuals for election as directors with respect to all open seats on the Board.

Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable or unwilling to serve, the shares represented by proxies received will be voted for another nominee selected by the Board.

The following sets forth certain information, as of February 26, 2007, about each of the Board nominees for election at the Annual Meeting and each director whose term will continue after the Annual Meeting. Except as otherwise noted, each nominee has engaged in the principal occupation or employment and has held the offices shown for more than the past five years.

Nominees for Election at the Annual Meeting

Name	Age	Director Since	Principal Occupation; Office, if any, Held in the Company; Other Directorships
Class B Directors (terms expiring in 2010):
Christopher L. Doerr	57	2003

Co-CEO of Sterling Aviation Holdings, Inc. (aircraft management and charter company) since 2004 and Co-CEO of Passage Partners, LLC (a private investment company) since 2001; former President and Co-CEO, LEESON Electric Corporation from 1986-2001.

Mark J. Gliebe	46	2007

President and Chief Operating Officer of the Company since December 2005; Vice President and President-Electric Motors Group of the Company from January 2005 to December 2005; prior thereto employed by General Electric Company (a diversified industrial and commercial manufacturing corporation) as the General Manager of GE Motors & Controls in the GE Consumer & Industrial business unit from 2000-2004. Mr. Gliebe was appointed as a director by the Board in January 2007 to fill the vacancy created by the retirement of Mr. Packard. Mr. Gliebe was recommended as a nominee by the Corporate Governance and Director Affairs Committee.

Curtis W. Stoelting	47	2005

Chief Executive Officer of RC2 Corporation (a designer, producer and marketer of toys, collectibles, hobby and infant care products) since 2003; prior thereto as Chief Operating Officer from 2000-2003 and Executive Vice President from 1998-2003 of RC2 Corporation.

Class A Director (term expiring in 2009):
G. Frederick Kasten, Jr.	67	1995	Retired Chairman and Director, Robert W. Baird & Co., Inc.

THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” ALL NOMINEES.

Directors Continuing in Office:

Name	Age	Director Since	Principal Occupation; Office, if any, Held in the Company; Other Directorships
Class C Directors—Terms Expiring at the 2008 Annual Meeting of Shareholders
Stephen N. Graff	72	1996

Retired Milwaukee Office Managing Partner, Arthur Andersen LLP and Andersen Worldwide S.C.; director, Northwestern Mutual Series Fund, Inc. and Mason Street Funds, Inc. Mr. Graff will retire as a director of the Company as of the date of Annual Meeting.

Thomas J. Fischer	59	2004

Corporate financial and accounting consultant since 2002; retired Milwaukee office managing partner, Arthur Andersen LLP; director, Badger Meter Inc., Actuant Corporation and Wisconsin Energy Corporation.

Carol N. Skornicka	65	2006

Sr. Vice President-Corporate Affairs, Secretary and General Counsel of Midwest Air Group (a holding company for a commercial airline company); employed by Midwest since 1996; director of Johnson Financial Group, Inc. Ms. Skornicka was appointed by the Board as a director in 2006 and was originally recommended as a nominee by a third-party search firm acting on behalf of the Corporate Governance and Director Affairs Committee.

Class A Directors—Terms Expiring at the 2009 Annual Meeting of Shareholders
Henry W. Knueppel	58	1987

Chairman of the Board and Chief Executive Officer of the Company since April 2006; elected Chief Executive Officer April 2005; President and Chief Operating Officer from 2002-2005; Executive Vice President from 1987-2002; employed by the Company since 1979.

Dean A. Foate	48	2005

Chief Executive Officer and President of Plexus Corporation (an electronics manufacturing and services company) since 2002; served as Chief Operating Officer of Plexus Corporation from 2001-2002; director of Plexus Corporation.

BOARD OF DIRECTORS

Corporate Governance and Independent Directors

The Board has in effect Governance Guidelines that, in conjunction with the Board committee charters, establish processes and procedures to help ensure effective and responsive governance by the Board. The Governance Guidelines are available, free of charge, on our website at www.regalbeloit.com. We are not including the information contained on or available through our website as a part of, or incorporating such information by reference into, this Proxy Statement.

The Governance Guidelines provide that a majority of the members of the Board must be independent directors under the listing standards of the New York Stock Exchange (“NYSE”). The Board has adopted certain categorical standards of director independence, which specifically relate to the rules imposed by the NYSE listing standards, to assist it in making determinations of director independence and which are contained in the Governance Guidelines. A copy of these categorical standards of director independence are also attached as Appendix A to this Proxy Statement.

Based on these standards, the Board has affirmatively determined by resolution that Messrs. Doerr, Fischer, Foate, Graff, Kasten and Stoelting and Ms. Skornicka have no material relationship with the Company, and, therefore, each are independent in accordance with the NYSE listing standards. The Board will regularly review the continuing independence of the directors.

Code of Business Conduct and Ethics

The Board has adopted the Regal Beloit Corporation Code of Ethics and the Regal Beloit Corporation Code of Conduct, both of which apply to our directors, officers and employees. These are available, free of charge, on our website at www.regalbeloit.com or in print to any shareholder who requests a copy in writing addressed to the Company’s Secretary.

Presiding Director; Executive Sessions

The Governance Guidelines require that the Board designate a “Presiding Director” to lead each executive session of the Board. The position of the Presiding Director rotates periodically among the non-employee directors as determined by the Board upon the recommendation of the Corporate Governance and Director Affairs Committee.  Mr. Foate currently serves as the Presiding Director.

The Board will have at least four regularly scheduled meetings a year at which the non-employee directors will meet in executive session without members of our management being present. The non-employee directors may also meet without management present at such other times as they determine appropriate.  Members of the Company’s senior executive management who are not members of the Board will otherwise generally participate in Board meetings to present information, make recommendations, and be available for direct interaction with members of the Board.

Communications with the Board

Shareholders and other interested parties may communicate with the full Board, the Chairman of the Board, non-management directors as a group or individual directors, including the Presiding Director, by delivering a written communication to Regal Beloit Corporation, Attention: Board of Directors, 200 State Street, Beloit, Wisconsin 53511, or by sending an e-mail communication to board.inquiry@regalbeloit.com. The communications should be addressed to the specific director or directors whom the shareholder or interested party wishes to contact and should specify the subject matter of the communication. The Company’s Secretary will deliver appropriate communication directly to the director or directors to whom it is addressed. The Secretary will generally not forward to the director or directors communication that he determines to be primarily commercial in nature or concerns our day-to-day business activities, or that requests general information about the Company.

Concerns about accounting or auditing matters or possible violations of the Regal Beloit Corporation Code of Ethics should be reported pursuant to the procedures outlined in the Code of Conduct and in our policy regarding Reporting Ethical, Legal and Accounting Concerns, both of which are available on our website at www.regalbeloit.com.

Committees

We have standing Audit, Compensation and Human Resources, and Corporate Governance and Director Affairs Committees of the Board. Each committee is appointed by and reports to the Board. The Board has adopted, and may amend from time to time, a written charter for each of the Audit, Compensation and Human Resources, and Corporate Governance and Director Affairs Committees. We make copies of each of these charters available free of charge on our website at www.regalbeloit.com. Shareholders may also obtain a copy of the charters by directing a written request to the Company’s Secretary.

Audit Committee. The Audit Committee consists of Messrs. Graff (Chairperson), Fischer and Stoelting. Each of the members of the committee is independent as defined by the NYSE listing standards and the rules of the Securities and Exchange Commission (the “SEC”). The Board has determined that each of Messrs. Graff, Fischer and Stoelting qualifies as an “audit committee financial expert” as defined in SEC rules and meets the expertise requirements for audit committee members under the NYSE listing standards. The principal functions performed by the Audit Committee, which met eight times in 2006, are to assist the Board in monitoring the overall quality of the Company’s financial statements and financial reporting, the independent auditor’s qualifications and independence, our accounting controls and policies, the performance of our internal audit function and independent auditors, and our compliance with legal and regulatory requirements. The Audit Committee has the sole authority to appoint, retain, compensate and terminate our independent auditors and to approve the compensation paid to the independent auditors. The committee has conditioned its selection of independent auditors for 2007 upon the ratification of this selection by our shareholders at the Annual Meeting. See “Proposal 4: Ratification of Deloitte & Touche LLP as the Company’s Independent Auditors for 2007.”

One member of the Audit Committee, Mr. Fischer, serves on the audit committees of three other public companies. On January 26, 2007, the Board of Directors considered what it believes to be all of the relevant facts and responsibilities relating to such simultaneous service by Mr. Fischer and affirmatively determined that the simultaneous service would not impair Mr. Fischer’s ability to serve effectively on our Audit Committee.

Compensation and Human Resources Committee. The Compensation and Human Resources Committee consists of Messrs. Doerr (Chairperson), Foate and Stoelting. Each of the members of the Compensation and Human Resources Committee is independent as defined by the NYSE listing standards. The principal functions of the Compensation and Human Resources Committee, which met five times in 2006, are to help develop our overall compensation philosophy; administer our incentive compensation plans (including our equity incentive plans); determine and approve the Chief Executive Officer’s compensation; recommend to the Board the annual compensation of the other principal corporate officers; review and monitor succession and leadership development planning; and review, formulate, recommend and administer short- and long-range compensation programs for the principal corporate officers and key employees. A more complete description of our Compensation and Human Resources Committee’s practices can be found in the Compensation Discussion and Analysis section of this Proxy Statement.

Corporate Governance and Director Affairs Committee. The Corporate Governance and Director Affairs Committee consists of Messrs. Kasten (Chairperson) and Fischer and Ms. Skornicka. Each of the members of the Corporate Governance and Director Affairs Committee is independent as defined by the NYSE listing standards. The principal functions of the Corporate Governance and Director Affairs Committee, which met three times in 2006, are to develop and recommend to the Board a set of corporate governance principles applicable to our company, including matters of (a) Board organization, membership, compensation, independence and function, (b) committee structure and membership; and (c) otherwise take a leadership role in shaping our corporate governance; to identify directors qualified to serve on the committees established by the Board; and to recommend to the Board the members and the chairperson for each committee to be filled by the Board. This Committee also serves as the nominating committee of the Board and is responsible for identifying individuals qualified to become directors (consistent with the criteria approved by the Board) and to recommend candidates for all directorships to be filled by the Board or by our shareholders.

Nominations of Directors

The Corporate Governance and Director Affairs Committee will consider persons recommended by shareholders to become nominees for election as directors in accordance with the criteria set forth in the Governance Guidelines under the heading “Director’s Qualifications”. The Corporate Governance and Director Affairs Committee will only review recommendations for director nominees from any shareholder or group of shareholders beneficially owning in the aggregate at least 5% of the issued and outstanding shares of our common stock for at least one year as of the date that the recommendation is made. Recommendations with respect to the 2008 annual meeting of shareholders must be submitted by November 16, 2007, for the recommendation to be considered by the Corporate Governance and Director Affairs Committee.

In identifying and evaluating nominees for director, the Corporate Governance and Director Affairs Committee believes that directors must possess the highest personal and professional ethics, integrity and values, and commitment to representing the long-term interest of the shareholders. Directors must also possess a diverse set of skills and experience with a background in areas that are relevant to our activities. Directors should also be inquisitive and have an objective perspective, a practical wisdom and mature judgment. Directors must be willing and able to devote whatever time is necessary to carry out their duties and responsibilities effectively. Directors will not be nominated unless they are willing to serve for an extended period of time.

For a timely recommendation submitted by a shareholder to be considered by the Corporate Governance and Director Affairs Committee, the candidate recommended by a shareholder must be “independent” as defined in the NYSE independence standards and the SEC regulations, and meet the minimum expectations for a director set forth in the Company’s Governance Guidelines. The Corporate Governance and Director Affairs Committee will have sole discretion whether to nominate an individual recommended by a shareholder. As to any candidate identified by the Corporate Governance and Director Affairs Committee to become a nominee, the candidate must possess the requisite qualifications, although the Corporate Governance and Director Affairs Committee need not require such nominee to be independent. Nevertheless, we strive to have all directors, other than those directors who are members of our management, be independent as defined by the NYSE independence standards and the SEC regulations.

Policies and Procedures Regarding Related Person Transactions

Our Board of Directors adopted in January 2007 written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•
a “related person” means any of our directors, executive officers, nominees for director or greater than 5% shareholder, and any of their immediate family members, as well as any entity in which any of these persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest; and

•
a “related person transaction” generally is a transaction in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect interest.

The related person, the director, executive officer, nominee or beneficial owner who is an immediate family member of a related person, or a business unit or function/department leader of the Company responsible for a proposed related person transaction must notify our General Counsel of certain information relating to proposed related person transactions. If our General Counsel determines that a proposed transaction is a related person transaction subject to the policy, then he will submit the transaction to the Corporate Governance and Director Affairs Committee for consideration at the next committee meeting or, if expedited consideration is required, to the committee chairperson. The committee or chairperson, as applicable, will consider all of the relevant facts and circumstances available regarding the proposed related person transaction and will approve only those related person transactions that are in, or are not inconsistent with, the best interests of our company and our shareholders. The chairperson is required to report to the committee at the next committee meeting any approval granted under the policy.

The policy also provides for ongoing review by the General Counsel of any amounts paid or payable to, or received or receivable from, any related person. Additionally, at least annually, the Corporate Governance and Director Affairs Committee is required to review any previously approved or ratified related person transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from us of more than $60,000. Based on all relevant facts and circumstances, the committee will determine if it is in the best interests of our company and our shareholders to continue, modify or terminate the related person transaction.

If any of our Chief Executive Officer, Chief Financial Officer or General Counsel becomes aware of a pending or ongoing related person transaction that has not been previously approved or ratified under the policy, then the transaction must be disclosed to the Corporate Governance and Director Affairs Committee or its chairperson. The committee or the chairperson must then determine whether to ratify, amend or terminate the related person transaction, or take any other appropriate action. If the related person transaction is complete, then the committee or its chairperson will evaluate the transaction to determine if rescission of the transaction and/or any disciplinary action is appropriate.

Meetings and Attendance

The Board held six meetings in 2006. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board and (b) the total number of meetings held by all committees of the Board on which the director served during 2006 during the time that such person served as director.

Directors are expected to attend our annual meeting of shareholders each year. All of the current directors who were directors at the time of the 2006 annual meeting of shareholders attended that meeting.

STOCK OWNERSHIP

Management

The following table sets forth information, as of February 26, 2007, regarding beneficial ownership of our common stock by each director and nominee, each of our named executive officers as set forth in the Summary Compensation Table, and all of the directors and executive officers as a group. As of February 26, 2007, no director or executive officer beneficially owned one percent or more of our common stock, other than Messrs. Knueppel and Packard, who owned 1.9% and 2.7% of our common stock, respectively. On that date, the directors and executive officers as a group beneficially owned 5.4% of our common stock. Except as otherwise indicated in the footnotes, all of the persons listed below have sole voting and investment power over the shares of our common stock identified as beneficially owned.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)(3)(4)
David A. Barta	5,000
Christopher L. Doerr	24,075
David L. Eisenreich	54,177
Thomas J. Fischer	19,000
Dean A. Foate	14,000
Mark J. Gliebe	21,503
Stephen N. Graff	38,000
G. Frederick Kasten, Jr.	71,088
Henry W. Knueppel	580,790
James L. Packard(5)	831,673
Carol N. Skornicka	7,000
Curtis W. Stoelting	12,000
All directors and executive officers as a group (14 persons)	1,678,306

(1)
Includes shares subject to currently exercisable rights to acquire common stock and options exercisable within 60 days of February 26, 2007 as follows: Mr. Barta, 5,000 shares; Mr. Doerr, 19,000 shares; Mr. Eisenreich, 45,750 shares; Mr. Fischer, 16,000 shares; Mr. Foate, 10,000 shares; Mr. Gliebe, 20,000 shares; Mr. Graff, 29,800 shares; Mr. Kasten, 21,800 shares; Mr. Knueppel, 326,000 shares; Mr. Packard, 310,700 shares; Ms. Skornicka, 6,000 shares, Mr. Stoelting, 7,000 shares; and all directors and executive officers as a group, 817,050 shares.

(2)
Amounts shown for Mr. Knueppel includes 13,499 shares that are held in trust under the Company’s Personal Savings Plan (401(k)) or a non-Company sponsored individual retirement account and 83,821 shares related to the exercise of options in 2002, the delivery of which shares is delayed until Mr. Knueppel’s normal retirement.

(3)	Amounts shown for Messrs. Fischer, Graff and Knueppel include 1,000 shares, 8,200 shares and 149,930 shares, respectively, as to which they share voting and investment power with their spouses.
(4)	Amounts shown for Messrs. Eisenreich, Gliebe and Packard include 5,777 shares, 210 shares and 31,331 shares, respectively, held in trust under the Company’s 401(k) plans.
(5)	Mr. Packard retired as an executive officer and director of the Company effective December 31, 2006.

Other Beneficial Owners

The following table sets forth information, as of December 31, 2006, regarding beneficial ownership by the only persons known to us to own more than 5% of our outstanding common stock. The beneficial ownership set forth below has been reported on filings made on Schedule 13G with the SEC by the beneficial owners.

	Amount and Nature of Beneficial Ownership

	Voting Power		Investment Power
Name and Address of Beneficial Owner	Sole	Shared	Sole	Shared	Aggregate	Percent of Class

AXA Financial, Inc.	1,412,918	7,274	2,270,968	24	2,270,997	7.29%*
1290 Avenue of the Americas New York, NY 10104

Dimensional Fund Advisors LP	2,076,266	--	2,076,266	--	2,076,266	6.71%
1299 Ocean Avenue Santa Monica, CA 90401

Barclays Global Investors, NA	1,470,626	--	1,579,931	--	1,579,931	5.11%
45 Fremont Street San Francisco, CA 94105

* The number of shares owned by AXA Financial, Inc. (“AXA”) set forth in the table is as of or about December 31, 2006, as reported by AXA in its Schedule 13G/A filed with the Securities and Exchange Commission. The percentage of outstanding common stock owned by AXA set forth in the table, however, is based on the number of shares outstanding as of the record date.

COMPENSATION DISCUSSION AND ANALYSIS

General Compensation Philosophy

We recognize the importance of maintaining sound principles for the development and administration of our compensation and benefit programs. Our executive compensation programs are designed to advance principles that we have identified as being core to the function of executive compensation. These principles are:

•	We strive to compensate executives at competitive levels to ensure we attract and retain a highly competent and committed management team.

•
We provide our executives the opportunity to earn above-median pay for above-median performance as measured against executive compensation survey data compiled by Towers Perrin, our Compensation and Human Resources Committee’s independent executive compensation consultant, which consisted of information from over 100 comparable companies (referred to as our peer group). Alternatively, we pay compensation below the median level for corporate performance that lags our peer group.

•
We link compensation to corporate performance to the extent possible to ensure that executives are highly compensated only when shareholders receive value and executives remain properly motivated to enhance shareholder value.

•	We ensure that executives’ long-term interests are aligned with shareholders’ interests by ensuring our executives own a significant stake in our company.

We believe that a focus on these principles will benefit our shareholders in the long-term by ensuring that we can attract and retain highly qualified executives who are committed to our long-term success and the creation of shareholder value.

Role of Our Compensation and Human Resources Committee

Our Compensation and Human Resources Committee, or the Committee, is appointed by our Board and consists entirely of independent directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and “non-employee directors” for purposes of the Securities Exchange Act of 1934. The current members of the Compensation and Human Resources Committee are Messrs. Doerr (Chairman), Foate and Stoelting.

Each year, the Committee solicits proposals from a number of independent compensation consultants to assist the Committee in the performance of its responsibilities. After selecting an independent compensation consultant, the Committee periodically meets with that consultant throughout the year as the Committee deems appropriate and receives reports and advice from the consultant on matters of executive compensation. In 2006, the Committee selected Towers Perrin to serve as its independent compensation consultant with respect to executive compensation matters.

The Committee reviews and makes recommendations (in consultation with our Chief Executive Officer other than with respect to his own compensation) to the Board on our compensation and benefit programs, with the objective of ensuring our executive compensation and benefits programs are consistent with our compensation philosophy. The Committee, subject to the approval of our Board, is responsible for establishing the executive compensation packages offered to our named executive officers. The Committee administers and has final authority for setting awards under our annual cash incentive and long-term equity incentive based plans.

The Committee reviews data from market surveys, proxy statements and independent consultants to assess our competitive position with respect to the following components of executive compensation:

•	base salary;

•	annual incentives; and

•	long-term incentive compensation.

The objective of our Committee is to establish base compensation at or slightly below the median level compared with our peer group, with the opportunity for our executives to earn above-median total compensation for above-market performance as measured against our peer group. The peer group of companies compiled by Towers Perrin consists of a variety of industrial companies with revenues substantially similar to our own revenue and in similar lines of business. Given our significant growth in the last several years due to acquisitions and organic growth, the composition of our peer group of companies continues to evolve.

The Committee also considers individual performance, level of responsibility, skills and experience, and internal comparisons among our executive officers in recommending base salary levels for approval by the Board. For annual and long-term incentives, the Committee, in addition to peer group analysis, considers internal comparisons and other existing compensation awards or arrangements in making compensation decisions and recommendations. In its decision-making process, the Committee receives and considers the recommendations of our Chief Executive Officer, or CEO, as to executive compensation to be paid to all of the other officers. Decisions regarding adjustments to future base salaries, annual incentives and long-term incentives are made concurrent with the assessment of the executives’ performance for the year. Adjustments generally become effective in January of each year.

In fulfilling its objectives as described above, the Committee took the following steps in 2006:

•
Engaged and directed Towers Perrin to assess the competitiveness of our overall compensation and benefits programs, including providing the Committee guidance as to the composition of our peer group of companies.

•
Reviewed in consultation with our CEO (other than with respect to his own compensation) and Towers Perrin each element of compensation individually as well as in the aggregate using tally sheets reflecting each component of compensation as well as total compensation.

•
With the assistance of Towers Perrin, aligned executive compensation structures based on targeting a level of total base salaries at or slightly below the median as measured against our peer group, while providing executives the opportunity to earn above-median annual incentives for above-average performance.

•
Reviewed the performance of our CEO (independent of input from him, consistent with past practice) and recommended to the independent members of the Board total compensation for the CEO based on competitive levels and using the same philosophies as stated above as measured against our peer group.

•
Reviewed the performance of our other executive officers with the assistance from our CEO and recommended to the independent members of the Board total compensation for each individual based on competitive levels as measured against our peer group.

•
Maintained the practice of holding executive sessions (without management present) at every Committee meeting, including executive sessions in which our independent compensation consultants participated.

•	Reviewed the overall incentive compensation program for our executive officers.

Total Compensation

We intend to continue our strategy of compensating our executives at competitive levels, with the opportunity to earn above-median compensation for above-market performance as compared to our peer group, through programs that emphasize performance-based incentive compensation in the form of annual cash payments, deferred cash payments and equity-based awards. To that end, total executive compensation is tied directly to our performance and is structured to ensure that, due to the nature of our business, there is an appropriate balance focused on our long-term versus short-term performance, and also a balance between our financial performance, individual performance of our executive officers and the creation of shareholder value. We believe that the total compensation paid or awarded to our named executive officers during 2006 was consistent with our financial performance and the individual performance of each of the named executive officers. Based on our analysis and the advice of our independent executive compensation consultants, we also believe that the compensation was reasonable in its totality and is consistent with our compensation philosophies as described above.

Components of Compensation

Base Salaries. Base salaries for executives are determined based upon job responsibilities, level of experience, individual performance, comparisons to the salaries of executives in similar positions as compared to our peer group as well as internal comparisons of the relative compensation paid to the members of our executive team. The goal for the base salary component is to compensate executives between the thirty-fifth (35th) and fiftieth (50th) percentile as compared to similarly-situated executives within our peer group. The Committee consulted with Towers Perrin in making recommendations for base salary adjustments for 2006 based on the factors set forth above. Our CEO, Mr. Knueppel, in turn made recommendations to the Committee with respect to the base compensation of executives other than himself. In setting base salary increases for 2006, the individual performance factors reviewed for Mr. Knueppel included revenue growth (including increases in organic revenue), return on invested capital, cash flow, total shareholder returns and performance against specified individual performance objectives. The individual performance factors reviewed for the other named executive officers for 2006 included revenue growth (including increases in organic revenue), operating profit improvement, cash flow and performance against specified individual performance objectives.

Merit-based salary increases normally take effect on January 1 of each year. In 2006, Mr. Knueppel received a 30% increase in base salary, which reflected the larger size of our company (our revenues grew from approximately $619 million in 2003 to $1.4 billion in 2005), his individual performance against objectives, as well as Mr. Knueppel’s appointment as our Chairman in 2006. Mr. Knueppel’s increase also reflected our intent to increase his salary over time to be within the stated thirty-fifth (35th) to fiftieth (50th) percentile range for similarly-situated officers as compared to our peer group. The other named executive officers, Mr. Barta, Mr. Packard, Mr. Gliebe, and Mr. Eisenreich, received base salary increases of 19%, 0%, 6% and 4%, respectively. Mr. Barta’s salary increase reflected our increased size, his performance, as well as the intent to increase his salary over time to be within the stated thirty-fifth (35th) to fiftieth (50th) percentile range as compared to our peer group. Due to his then impending retirement on December 31, 2006, Mr. Packard did not receive a base salary increase for 2006. The salary increases for Messrs. Gliebe and Eisenreich were reflective of their individual performance and our objectives regarding the level of base salaries paid to our executives as described above.

Annual Incentives. We have in effect the Regal Beloit Corporation Shareholder Value Added (SVA) Plan, which was approved by our shareholders and is designed to promote the maximization of shareholder value over the long term. The SVA plan is intended to provide a competitive level of compensation when the executive officers achieve their performance objectives as approved by our Compensation and Human Resources Committee. The plan provides bonus opportunities based on a comparison of actual annual SVA to target SVA for the year in question. Performance above target SVA earns a bonus more than the target bonus while performance below target SVA earns a bonus less than the target bonus. The bonus amount an executive can earn, in years of strong corporate performance, is designed to increase annual cash incentive compensation amounts to levels that would be considered above the median level for our peer group and below the median level for our peer group in years when we are underperforming. In order to benchmark and determine target bonus amounts, and to determine an annual improvement factor and leverage factor, which impacts the target bonus amount, the Committee retains nationally-recognized independent compensation consultants every three years, or more frequently as deemed necessary.

SVA is a calculation that attempts to approximate the value executives add to the Company above our cost of capital. SVA is calculated by subtracting a charge for the average net capital employed by us during a fiscal year from the net operating profit after tax that we earn during that same year. For this purpose, the cost of capital is determined based on our weighted average cost of equity and our after-tax cost of debt. To encourage improved performance in accordance with the SVA plan, the Committee, in addition to setting a target SVA amount, establishes an expected improvement factor.

In addition to setting target SVA, the Committee also sets the target bonus percentage amount for each of our executive officers. This amount is based on a percentage of the base salary paid to the executive officers. For fiscal year 2006, Messrs. Knueppel, Barta, Packard, Gliebe and Eisenreich had target bonus percentage amounts of 80%, 50%, 75%, 60% and 50%, respectively, which equated to target bonus amounts of $484,000, $157,500, $487,500, $255,000 and $141,000, respectively. The Committee, in consultation with Towers Perrin and our CEO (other than with respect to his own compensation), set target bonus amounts at the median level relative to our peer group. As a result, our executives were given the opportunity to earn above-median annual cash incentive awards for above-market performance while at the same time facing below-median awards (or no award at all) for below-average performance.

Based on our performance in 2006, we achieved actual SVA substantially in excess of our SVA target, which would indicate an earned bonus of 300% of the target bonus. However, we have capped the maximum bonus at 200%. Therefore, the Committee approved bonuses equal to 200% of the target bonus in accordance with the terms of the SVA plan. As a result, the Committee determined that Messrs. Knueppel, Barta, Packard, Gliebe and Eisenreich earned SVA bonuses of $968,000, $315,000, $975,000, $510,000 and $282,000, respectively. The bonuses earned up to the target bonus (100% bonus) are fully paid in cash following the end of that year in accordance with the SVA plan. Bonus amounts earned above the target bonus value are deferred, without interest, with one-third of the deferred balance paid to the participant in cash after the end of each of the following three years, as long as the named executive officer has not voluntarily terminated his employment with the Company or been terminated for cause. In 2006, since the bonus performance value was approved at 200%, half of each of the SVA bonuses identified above as being earned was deferred. The amounts deferred for Messrs. Knueppel, Barta, Gliebe and Eisenreich were $484,000, $157,500, $255,000 and $141,000, respectively. Due to Mr. Packard’s retirement on December 31, 2006, the bonus he earned under the SVA plan was not deferred.

For fiscal 2006, the Committee awarded an additional bonus of $9,750 to Mr. Packard pursuant to a bonus program under which he was eligible to receive up to 1.5% of base salary based on whether the Company performed below, or at, targeted SVA. This bonus was intended to replace the cash portion of a profit sharing program that we discontinued several years ago. No other executive officer received an additional bonus under this authority for 2006, and this component of compensation has been eliminated for all years after 2006.

In fiscal 2006, Mr. Packard, in light of his impending retirement as of December 31, 2006, did not receive any equity-based awards as part of his compensation package. In lieu of equity-based awards, our Committee believed that it was appropriate to provide Mr. Packard with the opportunity to earn a cash bonus directly tied to the appreciation of our share price. This bonus provided Mr. Packard with a payout in cash equal to 50,000 times the difference in share price from the close of trading on January 27, 2006 and the close of trading on December 29, 2006. The amount of this cash bonus opportunity was established to provide Mr. Packard with an incentive to continue to increase shareholder value while he transitioned his responsibilities to other members of our executive team. In accordance with this award, Mr. Packard received a cash bonus of $807,500 for 2006.

Long-Term Compensation. We believe that equity-based compensation ensures that our executives have a continuing stake in the long-term success of our company. All of the named executive officers, with the exception of Mr. Packard, received options and restricted stock in fiscal year 2006. In lieu of receiving restricted stock and stock options, Mr. Packard was granted a cash-based award that was tied directly to stock price appreciation as described above.

Consistent with the overall compensation philosophy described above, the Committee, in consultation with Towers Perrin, granted long-term compensation awards other than to Mr. Knueppel at levels approximating the median level of these awards granted by the companies in our peer group. After considering Mr. Knueppel’s existing holdings of our common stock, the Committee granted to Mr. Knueppel a long-term compensation award below the median level of these awards granted by companies in our peer group. In addition to this factor, the Committee also considered, in making long-term awards, our performance against our strategic plan generally as well as the number of awards granted to our officers as compared to grants to all of our other employees.

Stock Options. Stock options were granted to each named executive officer, except Mr. Packard, on January 27, 2006. Messrs. Knueppel, Barta, Gliebe and Eisenreich were granted options to purchase 70,000, 25,000, 35,000 and 15,000 shares of our common stock, respectively, at a per share exercise price of $36.36. These options are non-qualified stock options with an exercise price equal to the fair market value of our common stock on the date of the grant. Accordingly, these stock options will have value only if the market price of the common stock increases after the grant date.

The options vest ratably over a five-year period and had a grant date fair value per option of $12.60 as determined pursuant to Financial Accounting Standards No. 123 (Revised 2004) (FAS 123R). The options have an expiration date of January 27, 2016.

Restricted Stock. The Committee also awarded restricted stock to each named executive officer, except Mr. Packard, in 2006. In addition to providing competitive compensation and an incentive to create shareholder value, these awards are intended to align management and shareholder interests as well as provide a retention incentive for the executive to remain employed by the Company. The number of shares of restricted stock granted to our executives was determined with reference to the compensation philosophy described above. Messrs. Knueppel, Barta, Gliebe and Eisenreich were awarded 20,000, 3,000, 8,000 and 2,000 shares of restricted stock, respectively. The restricted stock had a grant date fair value of $36.36 as determined pursuant to FAS 123R at the date of the grant. This amount reflects the fair market value of the common stock on the date of grant. The shares remain restricted for three years following the date of grant.

Stock Ownership Requirements

To underscore the importance of linking executive compensation and shareholder interests, we have implemented stock ownership requirements for certain executives including the named executive officers. Executives subject to these requirements must own a certain dollar value amount of stock before they are permitted to sell shares (other than shares sold to pay option exercise prices or shares sold or surrendered to cover taxes). Executives who sell shares in violation of this policy may be ineligible for future long-term incentive awards. The stock ownership policy requires our CEO to hold shares with a value five (5) times his base salary. For our Chief Operating Officer and Chief Financial Officer the ownership threshold is three (3) times base salary and for all other executives the ownership threshold is one (1) times base salary.

Other Benefits

We have certain other plans that provide, or may provide, compensation and benefits to the named executive officers. These plans are principally our 401(k) Plan, Supplemental Retirement Plan and Marathon Electric Pension Plans. We also provide life and medical insurance as part of our compensation package. Our Compensation and Human Resources Committee considers all of these plans and benefits when reviewing total compensation of our executive officers.

401(k). Our 401(k) plan covers eligible hourly and salaried employees including Messrs. Knueppel, Barta, Packard and Gliebe. In addition to a company match, there is an annual company contribution for employees.

Mr. Eisenreich participates in the Marathon Electric Salaried Employees 401(k) Savings Plan, which allows an eligible employee to receive a company match.

Target Supplemental Retirement Plan. The Target Supplemental Retirement Plan limits participants to officers and other key employees recommended by the CEO and approved by the Committee. The purpose of the plan is to extend full retirement benefits to participants without regard to statutory limitations under tax-qualified plans. To be eligible for this plan, an employee must provide fifteen (15) years of uninterrupted service to the Company. When the plan was adopted in January 1994, the benefit amounts were benchmarked against then peer companies in consultation with a compensation consultant. The Committee periodically reviews these benchmarks to determine if they are still appropriate and completed its most recent review in 2006. Messrs. Knueppel, Barta, Packard and Gliebe participate in the Target Supplemental Retirement Plan. For more information on this plan, see the narrative discussion that follows the “Pension Benefits Table.”

Marathon Electric Pension Plans. Mr. Eisenreich participates in the Marathon Electric Pension Plans. No other named executive officers participate in these plans. To find more detail on these plans, see the discussion after the “Pension Benefits Table.”

Perquisites

We provided a modest level of personal benefits to named executive officers in 2006, as summarized below:

•	Messrs. Knueppel, Barta, Packard and Gliebe had limited use of a company aircraft for personal travel.

•	All of the executive officers had use of a company car for personal travel.

•
Messrs. Knueppel and Packard have a special life insurance benefit and do not receive a life insurance benefit under the basic program offered to other named executive officers and other salaried employees. The Company is the owner of policies on the lives of both Mr. Packard and Mr. Knueppel with the basic death benefit of $3,000,000 each. At the time Mr. Knueppel ceases to be employed by the Company, the Company becomes the sole beneficiary on his policy. Upon Mr. Packard’s retirement on December 31, 2006, the Company became the sole beneficiary on his policy. Mr. Knueppel’s beneficiary would receive $500,000 in the event of his death while employed by the Company. The balance of Mr. Knueppel’s death benefit would be paid to the Company, including any increased death benefit, since the policy has increasing death benefits as cash value is created. The Company pays the entire annual premium on each policy and income is imputed to Mr. Packard and Mr. Knueppel in accordance with governmental regulations.

•
Our executive officers are provided with the same short-term and long-term disability benefits as our other salaried employees. The short-disability benefit provides up to six months of salary replacement in an amount between 60% and 100% of the executive officer’s base salary depending on the executive officer’s credited years of service with the Company. The long-term disability benefit commences following six months of disability and provides a benefit of 60% of base salary thereafter.

Severance and Change in Control Benefits

We have no employment agreements with any of the named executive officers. However, we have entered into change of control and termination agreements with Messrs. Packard, Knueppel, Barta and Gliebe. Based on our analysis and the advice of our independent executive compensation consultants, we believe that the change of control and termination agreements contain terms that are similar to those offered to executives of comparable companies. Mr. Packard’s agreement terminated upon his retirement on December 31, 2006. The benefits provided under the agreements for Messrs. Knueppel, Barta and Gliebe are triggered if within three years after a change of control of the Company: (1) the executive is terminated other than for cause or (2) the executive terminates his employment with good reason. If the executive’s employment is terminated for cause, or as a consequence of death or disability, the Company’s obligations under the termination agreement are not triggered with respect to future benefits. The severance payment is equal to three times the executive’s annual base salary then in effect, plus three times the sum of the amount of the higher of the executive’s current year target bonus under the SVA plan or the previous year’s actual earned bonus under the SVA plan and the value of all fringe benefits. The agreements also contain a gross-up provision which provides for additional payments to the executives to compensate them for any excise taxes on termination payments that may be imposed on the executives under the Internal Revenue Code. For more details, see the “Termination, Change of Control and Change of Responsibility Payments” section below.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth for each of the named executive officers: (1) the dollar value of base salary and bonus earned during the year ended December 31, 2006; (2) the dollar value of the compensation cost of all outstanding stock and option awards recognized over the requisite service period, computed in accordance with FAS 123R; (3) the dollar value of earnings for services pursuant to awards granted during the year under non-equity incentive plans; (4) the change in pension value and non-qualified deferred compensation earnings during the year; (5) all other compensation for the year; and, finally, (6) the dollar value of total compensation for the year. The named executive officers are our principal executive officer (sometimes referred to as PEO), principal financial officer (sometimes referred to as PFO), and each of our three other most highly compensated executive officers as of December 31, 2006 (each of whose total cash compensation exceeded $100,000 for fiscal year 2006).

SUMMARY COMPENSATION TABLE FOR FISCAL 2006

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Henry W. Knueppel	2006	$613,686	$0	$300,430	$627,826	$968,000	$1,946,774	$82,365	$4,539,081
Chairman and Chief Executive Officer (Principal Executive Officer)

David A. Barta	2006	$319,851	$0	$58,310	$133,019	$315,000	$45,295	$21,628	$893,103
Vice President and Chief Financial Officer (Principal Financial Officer)

James L. Packard	2006	$656,877	$807,500(7)	$83,112	$47,096	$984,750 (6)	$3,983,207	$98,816	$6,661,358
Executive Officer and Former Chairman and Chief Executive Officer(8)

Mark J. Gliebe	2006	$429,851	$0	$118,505	$190,512	$510,000	$65,628	$37,360	$1,351,856
President and Chief Operating Officer

David L. Eisenreich	2006	$282,000	$0	$61,265	$206,710	$282,000	$218,000	$12,030	$1,062,005
Vice President and President, Mechanical Components & Power Generation

(1)
These amounts reflect the dollar value of the compensation cost of all outstanding stock awards recognized over the requisite service period, computed in accordance with FAS 123R. The assumptions made in valuing the stock awards are included under the caption “Shareholders Investment” in Note 7 of Notes to Consolidated Financial Statements in the 2006 Annual Report on Form 10-K and such information is incorporated herein by reference.

(2)
These amounts reflect the dollar value of the compensation cost of all outstanding option awards recognized over the requisite service period, computed in accordance with FAS 123R. The assumptions made in valuing the options awards are included under the caption “Shareholders Investment” in Note 7 of Notes to Consolidated Financial Statements in the 2006 Annual Report on Form 10-K and such information is incorporated herein by reference.

(3)
Each of the named executive officers earned a cash bonus under the SVA plan. The bonuses earned in one year up to the target bonus (100% bonus) are fully paid in cash following the end of that year in accordance with the SVA plan. Bonuses earned above the target bonus value are deferred, without interest, with one-third of the deferred balance paid to the participant in cash after the end of each of the following three years, as long as the named executive officer has not voluntarily terminated his employment with us or been terminated for cause. In 2006, the percent of target earned was 200%, the maximum level permitted by the plan. So, the bonus payouts for 100% of the target bonus were $484,000, $157,500, $487,500, $255,000 and $141,000 for Messrs. Knueppel, Barta, Packard, Gliebe and Eisenreich, respectively. The amounts deferred for Messrs. Knueppel, Barta, Gliebe and Eisenreich were $484,000, $157,500, $255,000 and $141,000, respectively. Due to Mr. Packard’s retirement on December 31, 2006, the amounts under the SVA plan were not deferred.

(4)
For Messrs. Knueppel, Barta, Packard and Gliebe the values shown are the changes in the accumulated benefit obligations in 2006 in the Target Supplemental Retirement Plan. The Target Supplemental Retirement Plan ensures that each named executive officer receives an annual pension benefit up to a maximum 60% income replacement that is equal to two percent of the executive’s average annual earnings, which is comprised of the executive’s base salary and cash bonuses, including payments pursuant to the SVA plan, during the final five years (three years in the case of Mr. Packard) of service with the Company, multiplied by the executive’s years of service with the Company (up to a maximum of 30 years). The monthly pension benefit payable to a named executive officer under the Target Supplemental Retirement Plan is reduced by estimated monthly Social Security and 401(k) plan benefits. The change in pension value for Messrs. Knueppel, Barta, Packard and Gliebe reflects an increase in the present value of the accumulated benefit under the Target Supplemental Retirement Plan resulting from a change in 2005 to include in the calculation of benefits bonuses earned under the SVA plan.  The increase in Mr. Knueppel's change in pension value also reflects an increase in the present value of his accumulated benefit resulting from his increased salary and target bonus related to his promotions in 2005 and 2006 to CEO and Chairman, respectively.  The increase in Mr. Packard's change in pension value also reflects an increase in the present value of his accumulated benefit resulting from his final average compensation for purposes of the Target Supplemental Retirement Plan being calculated on his final three years of compensation, as compared to the final five years for the other participating named executive officers, and from the Company's improving performance during those three years. For Mr. Eisenreich, the values shown include changes in accumulated benefit obligations in the Marathon Electric Employee Pension Plan (qualified), the Marathon Electric Supplemental Pension Plan (non-qualified), and the Supplemental Life Insurance and Retirement Income Plan (non-qualified) of $90,000, $124,000 and $4,000, respectively.

(5)
The amounts shown include payments for personal benefits and for the other items identified below. We provide a modest level of personal benefits to named executive officers. These personal benefits include tax preparation (for Mr. Packard only), use of a company car and very limited use of company aircraft for personal travel, the payment of moving expenses and the payment of life insurance premiums. We value the personal use of company aircraft under an incremental cost method calculated based on the average variable operating costs to the Company. Variable operating costs include fuel, maintenance, landing/ramp fees and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of passenger miles the company aircraft flew to derive an average variable cost per mile. This average variable cost per mile is then multiplied by the miles flown for personal use to derive the incremental cost. The methodology excludes fixed costs that do not change based on usage, such as pilots’ and other employees’ salaries, purchase costs of the aircraft and non-trip related hangar expenses. Based on this method, the value of the personal use of company aircraft by Messrs. Knueppel, Barta, Packard, Gliebe and Eisenreich was $9,951, $3,719, $2,232, $2,232 and $0, respectively. The items that are not a perquisite or personal benefit are: (a) quarterly payments, equal to the per share dividend paid to shareholders, paid on the cumulative amount of restricted stock held by the named executive officers of $13,060, $2,580, $5,400, $4,360 and $2,580 for Messrs. Knueppel, Barta, Packard, Gliebe and Eisenreich, respectively; (b) payments in lieu of dividends for Messrs. Packard and Knueppel of $69,851 and $41,910, respectively, on shares related to their exercise of stock options in 2002, as delivery of the shares for which the stock options were exercised was delayed until their retirement; (c) company contributions to the named executive officers’ 401(k) plans of $7,700, $7,700, $7,700, $7,700 and $5,500 for Messrs. Knueppel, Barta, Packard, Gliebe and Eisenreich, respectively; and (d) the reimbursement of amounts paid by Messrs. Knueppel, Packard, Barta and Gliebe for taxes related to their use of the company aircraft of $2,914, $659, $975 and $571, respectively.

(6)
Mr. Packard received an additional bonus of $9,750, or 1.5% of his salary, based on the Company performing above targeted SVA for 2006. The bonus was paid pursuant to a bonus program intended to replace the cash portion of a profit sharing program that the Company discontinued several years ago.

(7)
Mr. Packard received a special bonus in 2006. The bonus was calculated as 50,000 times the difference between the Company’s stock price at the close of trading on the last trading day of 2006 ($52.51) and the closing price of $36.36 on January 27, 2006, the date the Board approved this special bonus opportunity for Mr. Packard.

(8)	Mr. Packard resigned as Chairman effective April 22, 2006 and as Chief Executive Officer effective April 22, 2005. Mr. Packard retired as an executive officer on December 31, 2006.

Grants of Plan-Based Awards

The following table sets forth information regarding all incentive plan awards that were made to the named executive officers during 2006, including incentive plan awards (equity-based and non-equity based) and other plan-based awards. Disclosure on a separate line item is provided for each grant of an award made to a named executive officer during the year. The information supplements the dollar value disclosure of stock, option and non-stock awards in the Summary Compensation Table by providing additional details about these awards. Equity incentive-based awards are subject to a performance condition or a market condition as those terms are defined by FAS 123R. Non-equity incentive plan awards are awards that are not subject to FAS 123R and are intended to serve as an incentive for performance to occur over a specified period.

GRANTS OF PLAN-BASED AWARDS TABLE FOR FISCAL 2006

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Henry W. Knueppel	1/27/2006				20,000			$727,200
PEO	1/27/2006					70,000	$36.36	$882,000
		$0	$484,000	$968,000

David A. Barta	1/27/2006				3,000			$109,080
PFO	1/27/2006					25,000	$36.36	$315,000
		$0	$157,500	$315,000

James L. Packard	N/A	$0	$487,500	$975,000
		$0	$9,750	$9,750

Mark J. Gliebe	1/27/2006				8,000			$290,880
	1/27/2006					35,000	$36.36	$441,000
		$0	$255,000	$510,000

David L. Eisenreich	1/27/2006				2,000			$72,720
	1/27/2006					15,000	$36.36	$189,000

(1)
The table reflects the estimated future payouts at the time these awards were granted under the Shareholder Value Added plan. As of the date of this proxy statement, these awards have been earned and paid out (as discussed in more detail in the Compensation Discussion and Analysis), with the bonuses earned above the target bonus value having been deferred, without interest, with one-third of the deferred balance to be paid to the participant in cash after the end of each of the following three years, as long as the named executive officer has not voluntarily terminated his employment with us or been terminated for cause.

As reflected in the tables above, our Compensation and Human Resources Committee, or the Committee, awarded shares of restricted stock to each named executive officer, except Mr. Packard, in 2006. Messrs. Knueppel, Barta, Gliebe and Eisenreich were awarded 20,000, 3,000, 8,000 and 2,000 shares of restricted stock, respectively. The restricted stock had a grant date fair value of $36.36 as determined pursuant to FAS 123R at the date of the grant. This amount reflects the fair market value of the common stock on the date of grant. The shares remain restricted for three years following the date of grant.

As reflected in the tables above, the Committee granted stock options to each named executive officer, except Mr. Packard, in 2006. Messrs. Knueppel, Barta, Gliebe and Eisenreich were granted options to purchase 70,000, 25,000, 35,000 and 15,000 shares of our common stock, respectively, at a per share exercise price of $36.36. These options are non-qualified stock options with an exercise price equal to the fair market value of our common stock on the date of the grant. The options vest ratably over a five-year period and had a grant date fair value per option of $12.60 as determined pursuant to FAS 123R. The options have an expiration date of January 27, 2016.

Our Compensation and Human Resources Committee awarded the restricted stock and granted the stock options under our 2003 Equity Incentive Plan, or the 2003 Plan. The 2003 Plan is administered by the Committee, and the Committee generally has the authority to set the terms of the restricted stock and the options, except as provided in the 2003 Plan. Under the 2003 Plan, the option price per share is 100% of the fair market value of the shares as determined on the date the option is granted, and options must terminate ten years after the date of grant. Except as otherwise provided by the Committee, awards under the 2003 Plan or any rights or interest shall not be assigned or transferred except by will or the laws of descent and distribution during the lifetime of the participant.

Under the 2003 Plan, if a named executive officer’s employment is terminated, whether voluntarily or otherwise, except for cause, but not by reason of death, disability or retirement, each prior unexpired or uncancelled award under the 2003 Plan, to the extent exercisable as of the date of termination of employment or service, terminates thirty days after the named executive officer’s date of termination, or as otherwise determined by the Committee. If a named executive officer is terminated for cause, each unexpired or uncancelled award, to the extent not previously exercised, terminates immediately. In the event of the death, disability or retirement of a named executive officer, the Committee has the discretion to extend the period of exercisability of each award and to preserve incentive stock option treatment, where necessary, unless the termination date specified in the award occurs earlier. The Committee also has the discretion to determine whether such awards should become immediately exercisable in full.

In the event of a change of control, under the 2003 Plan, any participant holding a stock option may exercise the option in full, even if the option was not otherwise exercisable, and has the right to receive, upon sixty days’ written notice to us after the change of control, cash equal to the excess of the change of control price of the shares covered under the surrendered option over the exercise price of the surrendered options. On the date of the change of control, any unvested restricted stock held by a participant vests in full and each participant has the right, upon sixty days’ written notice to us, to receive, in exchange for the surrender of the restricted stock, an amount of cash equal to the change of control price of the restricted stock.

Also, if the change of control transaction would trigger the adjustment provisions of the 2003 Plan, because it is a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares, the Committee may make appropriate adjustments to prevent dilution or enlargement of the benefits or potential benefits available under the 2003 Plan. Under the adjustment provision, the Committee may also determine a cash payment amount to be paid to the holder of any outstanding award in exchange for cancellation of all or a part of the award. However, if the event or transaction creates a change of control, then any such payment must be the greatest amount the participant could have received under the change of control provisions described above and, if the Committee determines it is necessary, each share subject to an award may be substituted by the number and kind of shares, other securities, cash or other property to which holders of our common stock are or will be entitled pursuant to the transaction.

As reflected in the tables above, the named executive officers participated in the Regal Beloit Corporation Shareholder Value Added plan, which is designed to promote the maximization of shareholder value over the long term. The SVA plan provides bonus opportunities based on a comparison of actual annual SVA to target SVA for the year in question. Performance above target SVA earns a bonus more than the target bonus while performance below target SVA earns a bonus less than the target bonus. For a more detailed discussion of the SVA plan please see the Compensation Discussion and Analysis.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information on outstanding option and stock awards held by the named executive officers at December 31, 2006, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

OUTSTANDING EQUITY AWARDS AT FISCAL 2006 YEAR-END

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Henry W. Knueppel	20,000	0	$28.63	1/23/2008
PEO	160,000	40,000(5)	$23.25	1/22/2009
	40,000	0	$16.38	4/22/2013
	36,000	0	$20.30	4/22/2014
	25,000	25,000(6)	$29.75	1/21/2015
	0	70,000(7))	$36.36	1/27/2016
					4,000(8)	$210,040
					5,000(9)	$262,550
					20,000(10)	$1,050,200

David A. Barta	0	25,000(11)	$21.85	6/28/2014
PFO	0	10,000(12)	$29.75	1/21/2015
	0	25,000(13)	$36.36	1/27/2016
					2,500(9)	$131,275
					3,000(10)	$157,530

James L. Packard	25,000		$28.63	1/23/2008
	250,000		$23.25	1/22/2009
	50,000		$16.38	1/22/2013
	45,000		$20.30	1/22/2014
	50,000		$29.75	1/21/2015

Mark J. Gliebe	0	50,000(14)	$29.00	1/3/2015
		35,000(15)	$36.36	1/27/2016
					2,000(4)	$105,020
					8,000(16)	$360,000

David L. Eisenreich	0	2,000(17)	$23.38	3/27/2007
	15,000	0	$16.38	4/22/2013
	9,125	9,125(18)	$20.30	4/22/2014
	5,000	0	$23.66	10/28/2014
	7,500	7,500(19)	$29.75	1/21/2015
	0	15,000(20)	$36.36	1/27/2016
					2,100(21)	$110,271
					2,500(9)	$131,275
					2,000(10)	$105,020

(1)	Exercisable stock options are vested. Unexercisable stock options vest as noted.
(2)	Restricted stock vests as noted.
(3)	Based on $52.51 per share closing price of our common stock on the New York Stock Exchange on December 29, 2006.
(4)
Mr. Gliebe was awarded 2,000 shares of restricted stock on January 3, 2005. His grant had a performance goal related to sales levels of our HVAC and Capacitor products. The performance goal was met as of January 3, 2007 and, therefore, those shares of restricted stock became unrestricted on that date.

(5)	20,000 options vest on each of 1/22/2007 and 1/22/2008.
(6)	25,000 vest on 1/21/07.
(7)	14,000 options vest per year, commencing 1/27/2007 through 1/27/2011.
(8)	All vest on 4/22/2007.
(9)	All vest on 1/21/2008.
(10)	All vest on 1/27/2009.
(11)	8,332 options vest on 6/28/2007, 8,333 vest on 6/28/2008 and 8,333 vest on 6/28/2009.
(12)	5,000 options vest on 1/21/2007 and 5,000 vest on 1/21/2008.
(13)	5,000 options vest per year, commencing on 1/27/2007 through 1/27/2011.
(14)	10,000 options vest per year, commencing on 1/3/2007 through 1/3/2010, but may not be exercised prior to the second anniversary of the grant date.
(15)	7,000 options vest per year, commencing on 1/27/2007 through 1/3/2011, but may not be exercised prior to the second anniversary of the grant date.
(16)	All vest on 1/27/2009.
(17)	All vest on 3/27/2007.
(18)	9,125 options vest on 1/21/2007.
(19)	7,500 options vest on 1/21/2007.
(20)	3,000 options vest per year, commencing on 1/27/2007 through 1/27/2010, but may not be exercised prior to the second anniversary of the grant date.
(21)	All vest on 4/22/2007.

Option Exercises and Stock Vested

The following table sets forth information relating to the number of stock options exercised and the stock awards that vested during the last fiscal year for each of the named executive officers on an aggregate basis.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2006

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Henry W. Knueppel	0	$0	0	$0
PEO

David A. Barta	0	$0	0	$0
PFO

James L. Packard	109,300	$3,449,210	10,000	$525,100

Mark J. Gliebe	0	$0	0	$0

David L. Eisenreich	33,000	$930,180	0	$0

PENSION BENEFITS

The following table sets forth the actuarial present value of each named executive officer’s accumulated benefit under each defined benefit plan, assuming benefits are paid at normal retirement age based on current levels of compensation. The valuation method and all material assumptions applied in quantifying the present value of the current accumulated benefit for each of the named executive officers are included under the caption “Retirement Plans” in Note 6 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 30, 2006, and such information is incorporated herein by reference. The table also shows the number of years of credited service under each such plan, computed as of the same pension plan measurement date used in the Company’s audited financial statements for the year ended December 30, 2006. The table also reports any pension benefits paid to each named executive officer during the year.

PENSION BENEFITS FOR FISCAL 2006

Name	Plan name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Henry W. Knueppel PEO	Regal Beloit Target Supplemental Retirement Plan (non-qualified)	27	$3,023,195		$0

David A. Barta PFO	Regal Beloit Target Supplemental Retirement Plan (non-qualified)	2	$112,500		$0

James L. Packard	Regal Beloit Target Supplemental Retirement Plan (non-qualified)	27	$7,513,273		$0

Mark J. Gliebe	Regal Beloit Target Supplemental	25	$88,740	(1)	$0
	Retirement Plan (non-qualified)

David L. Eisenreich	Marathon Electric Employee Pension Plan (qualified)	26	$673,000		$0
	Marathon Electric Supplemental Pension Plan (non-qualified)	26	$366,000		$0
	Supplemental Life Insurance and Retirement Income Plan (non-qualilfied)	26	$69,000		$0

(1)
In addition to the two years that Mr. Gliebe has been employed by us, he has been credited under the Regal Beloit Target Supplemental Retirement Plan with the 23 years for which he had credit under his previous employer’s retirement plan. When Mr. Gliebe’s benefits are paid under the Target Supplemental Retirement Plan, we will deduct from the benefit owed to Mr. Gliebe those amounts paid by his previous employer under the previous employer’s retirement plan.

Target Supplemental Retirement Plan

Messrs. Knueppel, Barta, Packard and Gliebe participate in the Target Supplemental Retirement Plan. The Supplemental Plan limits participants to officers and other key employees selected by the Committee. The purpose of the Supplemental Plan is to provide replacement income for executives, which is comparable, on a percentage basis, to the retirement income that other employees are entitled to receive and to provide competitive retirement benefits as compared to our peer group of companies. The Supplemental Plan does this by supplementing retirement income which is lost to higher paid employees due to Social Security caps and limits on income considered for the Company’s qualified retirement plans. Under the Supplemental Plan, participants are entitled, upon normal or approved early retirement, to receive a target supplemental retirement benefit. This benefit ensures that a participant receives an annual pension benefit up to a maximum 60% income replacement that is equal to two percent of the participant’s average annual earnings, which is comprised of the participant’s base salary and cash bonuses, including payments pursuant to the SVA plan, during the final five years (three years in the case of Mr. Packard) of service with the Company, multiplied by the participant’s years of service with the Company (up to a maximum of 30 years). The monthly pension benefit payable to a participant under the Supplemental Plan is reduced by estimated monthly Social Security and 401(k) plan benefits.  To receive benefits under the Supplemental Plan, a participant needs a minimum of 15 years of continuous service, and must have reached the age of 62 to qualify for early retirement benefits. However, the Committee has discretion to grant additional years of service and/or revise the retirement age requirement for a participant to qualify for benefits, which discretion has never been exercised.

When the plan was adopted in January 1994, the benefit amounts were benchmarked against our then peer companies in consultation with a compensation consultant. The Compensation and Human Resources Committee periodically reviews these benchmarks to determine if they are still appropriate and completed its most recent review in 2006.

Mr. Packard elected early retirement at the end of 2006. The benefits shown in the table above reflect his early retirement.

Marathon Electric Salaried Pension Plans

Mr. Eisenreich participates in the Marathon Electric Salaried Pension Plan, a qualified plan, and the Marathon Electric Supplemental Pension Plan, a non-qualified plan. The Marathon Electric Supplemental Plan provides benefits that would otherwise be denied to Mr. Eisenreich under the Marathon Electric Pension Plan by reason of (1) Internal Revenue Code limitations on qualified benefit plans and (2) the exclusion of cash bonuses in calculating benefits under the qualified plan. The benefits payable to Mr. Eisenreich under these plans are based upon remuneration covered by the plans, which includes Mr. Eisenreich’s base salary, and, for purposes of calculating the Marathon Electric Supplemental Plan benefits, includes cash bonuses paid to Mr. Eisenreich (including payments pursuant to the SVA plan), multiplied by Mr. Eisenreich’s 26 years of credited service. These benefits are not reduced by the annual Social Security payment.

Mr. Eisenreich is eligible for early retirement. For each month he would choose to retire prior to his normal retirement date at age 65, his benefits under the Marathon Electric Pension Plan would be reduced by one-half of one percent (0.5%). The following table sets forth estimated benefits for Mr. Eisenreich at various average annual earnings and years of credited service.

	Years of Credited Service
Average Annual Earnings for the Final Applicable Years of Service	25	30
$300,000	$96,600	$115,900
$400,000	$131,600	$157,900
$500,000	$166,600	$199,900
$600,000	$201,600	$241,900

Marathon Electric Supplemental Life Insurance and Retirement Income Plan

Mr. Eisenreich participates in the Marathon Electric Supplemental Life Insurance and Retirement Income Plan, a non-qualified plan. The plan provides $100,000 of life insurance to his designated beneficiary upon his death while he is employed by the Company. After he is no longer an employee of the Company, we become the beneficiary of this life insurance policy. He, or his estate in the event of his death, will then receive monthly payments for 10 years totaling $100,000.

Termination, Change of Control and Change of Responsibility Payments

We have no employment agreements with any of the named executive officers. However, we have entered into certain agreements and maintain certain plans that will require us to provide compensation to named executive officers in the event of a termination of employment. These agreements and plans call for increased payments if this termination of employment occurs in connection with a change of control.

Termination Connected to a Change of Control

We have entered into change of control and termination agreements with Messrs. Packard, Knueppel, Barta and Gliebe. Based on our analysis and the advice of our independent executive compensation consultants, we believe that the agreements contain terms that are similar to those offered to executives of comparable companies. Mr. Packard’s agreement terminated upon his retirement on December 31, 2006. The benefits provided under the agreements for Messrs. Knueppel, Barta and Gliebe are triggered if, during the period starting six months before and ending three years after a change of control of the Company, the executive is terminated. If the executive’s employment is terminated for cause, or as a consequence of death or disability, the Company’s obligations under the agreement are limited to the payment of amounts already earned, plus a prorated portion of any bonus, including under the SVA plan, assuming the performance goal for such bonus had been attained.

If the executive’s employment is terminated other than for cause, death or disability, or by the executive with good reason, the Company’s full obligations under the agreements will be triggered. Under the agreements, the executive will receive a severance payment that is equal to (1) three times the executive’s annual base salary then in effect, plus (2) three times the higher of (i) the executive’s annual incentive target bonus for the fiscal year of the termination, which includes payments under the SVA plan, or (ii) the target bonus received in the year prior to the change of control, plus (3) three times the value of all fringe benefits. The agreements also contain a gross-up provision which provides for additional payments to the executives to compensate them for any excise taxes on payments related to the change of control that may be imposed on the executives under the Internal Revenue Code. Additionally, the executive will receive outplacement services, health and life insurance for up to three years, and the reimbursement of certain accounting and legal fees related to calculating the tax impact of these payments. We will also waive any minimum years of service requirements with respect to supplemental retirement programs, including the Target Supplemental Retirement Plan. The executive will also be credited with three years additional service under any post-retirement plan that we maintain. The executive also will be entitled to the vesting of all of his then unvested stock options and restricted stock.

We may terminate the executive for “cause” under these agreements if he (i) engages in intentional conduct not taken in good faith that has caused us demonstrable and serious financial injury, (ii) is convicted of a felony which substantially impairs the executive’s ability to perform his duties, or (iii) willfully and unreasonably refuses to perform his duties or responsibilities.

A change of control means any of the following: (i) a person or entity acquires 20% or more of our common stock, (ii) a change occurs in the composition of the board of directors that is not approved by at least two-thirds of the existing directors, (iii) we approve a merger, consolidation or share exchange other than one that would result in less than a 50% change in ownership of us as the surviving entity, or (iv) our dissolution or liquidation.

Tables Summarizing Payments Following Termination

The following tables describe the potential payments upon termination or a change of control. These tables assume the executive’s employment was terminated on December 29, 2006, the last business day of our fiscal year, and the price per share was $52.51, the closing price on that date.

The following table sets forth certain information relating to the compensation following a termination of employment of Mr. Knueppel, our Chairman and Chief Executive Officer. Mr. Knueppel is not currently eligible for either early retirement or normal retirement. Accordingly, the table omits terminations under those circumstances.

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Involuntary or Good Reason Termination/Change of Control (1)	Death or Disability
Compensation:
Current Year SVA Bonus		$962,696		$962,696	$962,696
Payment of SVA Deferred from Prior Years		$313,650		$313,650	$313,650
Termination Payment				$4,777,758
Target Supplemental Plan				$3,985,685(2)
Stock Options
Unvested and Accelerated				$2,869,900	$2,869,900
Restricted Stock
Unvested and Accelerated				$1,522,790	$1,522,790
Benefits and Perquisites:
Additional Service Under Retirement Plans				(3)
Post-termination Health & Life Insurance				$40,764
Life Insurance Proceeds					$500,000(4)
Accrued Vacation Pay	$46,538	$46,538	$46,538	$46,538	$46,538
Accounting and Legal Services				$15,000
Outplacement Services				$60,500
280G Tax Gross-up				$3,630,147
Total:	$46,538	$1,322,884	$46,538	$18,225,428	$6,215,574

(1) Assumes the executive is terminated without cause or by the executive with good reason following a change of control of the Company.
(2) Present value of annuity commencing on retirement and paid monthly for 15 years.
(3) Executive will be eligible for the company match of 3.5% of the first $225,000 for three years. This amount will lead to a direct reduction in the benefits payable under the Target Supplemental Plan by the same amount.
(4) Life insurance death benefit payable only in event of death.

The following table sets forth certain information relating to the compensation following a termination of employment of Mr. Barta, our Vice President and Chief Financial Officer. Mr. Barta is not currently eligible for either early retirement or normal retirement. Accordingly, the table omits terminations under those circumstances.

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Involuntary or Good Reason Termination/ Change of Control (1)	Death or Disability
Compensation:
Current Year SVA Bonus		$313,274		$313,274	$313,274
Payment of SVA Deferred from Prior Years		$114,540		$114,540	$114,540
Termination Payment				$1,728,798
Target Supplemental Plan				(2)
Stock Options
Unvested and Accelerated				$510,703	$510,703
Restricted Stock
Unvested and Accelerated				$288,805	$288,805
Benefits and Perquisites:
Additional Service Under Retirement Plans				(3)
Post-termination Health & Life Insurance				48,699
Life Insurance Proceeds					$150,000(4)
Accrued Vacation Pay	$12,116	$12,116	$12,116	$12,116	$12,116
Accounting and Legal Services				$15,000
Outplacement Services				$31,500
280G Tax Gross-up				$833,805
Total:	$12,116	$439,930	$12,116	$3,897,240	$1,389,438

(1) Assumes the executive is terminated without cause or by the executive with good reason following a change of control of the Company.
(2) No benefit based on current years of service.
(3) Executive will be eligible for the company match of 3.5% of the first $225,000 for three years. This amount will lead to a direct reduction in the benefits payable under the Target Supplemental Plan by the same amount.
(4) Life insurance death benefit payable only in event of death.

The following table sets forth certain information relating to the compensation following a termination of employment of Mr. Gliebe, our President and Chief Operating Officer. Mr. Gliebe is not currently eligible for either early retirement or normal retirement. Accordingly, the table omits terminations under those circumstances.

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Involuntary or Good Reason Termination/Change of Control (1)	Death or Disability
Compensation:
Current Year SVA Bonus		$507,205		$507,205	$507,205
Payment of SVA Deferred from Prior Years		$181,280		$181,280	$181,280
Termination Payment				$2,529,393
Target Supplemental Plan				$111,011(2)
Stock Options
Unvested and Accelerated				$1,044,450	$1,044,450
Restricted Stock
Unvested and Accelerated				$525,100	$525,100
Benefits and Perquisites:
Additional Service Under Retirement Plans				(3)
Post-termination Health & Life Insurance				$49,995
Life Insurance Proceeds					$350,000(4)
Accrued Vacation Pay	$32,692	$32,692	$32,692	$32,692	$32,692
Accounting and Legal Services				$15,000
Outplacement Services				$42,500
280G Tax Gross-up				$1,452,280
Total:	$32,692	$721,177	$32,692	$6,490,906	$2,640,727

(1) Assumes the executive is terminated without cause or by the executive with good reason following a change of control of the Company.
(2) Present value of annuity commencing on retirement and paid monthly for 15 years.
(3) Executive will be eligible for the company match of 3.5% of the first $225,000 for three years. This amount will lead to a direct reduction in the benefits payable under the Target Supplemental Plan by the same amount.
(4) Life insurance death benefit payable only in event of death.

The following table sets forth certain information relating to the compensation following a termination of employment of Mr. Eisenreich, our Vice President and President, Mechanical Components & Power Generation. Mr. Eisenreich is currently eligible for early retirement. Accordingly, the table includes a termination under that circumstance.

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Involuntary or Good Reason Termination/Change of Control (1)	Retirement (2)	Death or Disability
Compensation:
Current Year SVA Bonus		$282,000		$282,000	$282,000	$282,000
Payment of SVA Deferred from Prior Years		$134,325		$134,325	$134,325	$134,325
Pension Benefits
Qualified Pension Plan	$673,000	$673,000	$673,000	$673,000	$615,795	$673,000(3)
Supplemental Plan	$366,000	$366,000	$366,000	$366,000	$334,890	$366,000(3)
Stock Options
Unvested and Accelerated				$735,286	$735,286	$735,286
Restricted Stock
Unvested and Accelerated				$346,566	$346,566	$346,566
Benefits and Perquisites:
Life Insurance Proceeds						$200,000(4)
Accrued Vacation Pay	$27,115	$27,115	$27,115	$27,115	$27,115	$27,115
Total:	$1,066,115	$1,482,440	$1,066,115	$2,564,292	$2,475,977	$2,564,292(5)

(1)	Assumes the executive is terminated without cause following a change of control of the Company. Mr. Eisenreich does not have a provision in any agreement for a good reason termination.
(2)
As of December 29, 2006, Mr. Eisenreich was eligible for early retirement and would have retired 17 months before the normal retirement date established by the pension plans in which he participates. Those pension plans reduce his pension benefits by 0.5% for each month prior to his normal retirement date that his early retirement occurs.

(3)
Assumes the executive’s employment is terminated as a result of disability. In the event of the executive’s death prior to termination of employment, the executive’s surviving spouse would receive 50% of the executive’s benefit, or $336,500 under the qualified pension plan and $183,000 under the supplemental plan.

(4)	Life insurance death benefit payable only in event of death.
(5)	Assumes the executive’s employment is terminated as a result of disability. In the event of the executive’s death, the total value of benefits would be $2,244,792.

We set forth below a description of the assumptions that we used in creating the tables above. Unless otherwise noted, the descriptions of the payments below are applicable to all of the above tables relating to potential payments upon termination.

Current Year SVA Bonus

In the event of a termination of the executive upon retirement, death, disability or following a change of control of the Company, the executive is entitled to receive a prorated portion of the current year SVA based on our actual performance against the target. Payouts in excess of the 100% bonus level are normally deferred. Involuntary termination not for cause or termination for retirement, death, disability, or following a change of control causes the full amount to be paid without further deferral.

Prior Year Deferred SVA Bonus

In the event of an involuntary termination not for cause or a termination of the executive upon retirement, death, disability or following a change of control, the executive is entitled to receive the balance of the SVA awards from prior years that have not been paid. Such amounts will be paid as soon as practical.

Stock Options and Restricted Stock

Under our 2003 Equity Incentive Plan, in the event of a termination for death, disability or retirement, other than in connection with a change of control, our Board has discretion to fully vest any unvested awards of stock options or restricted stock. The tables assume the Board exercises such discretion and fully vests the stock options or restricted stock. All unvested stock options and restricted stock vest upon a change of control.

Life Insurance Proceeds

Life insurance proceeds are the death benefits on company paid life insurance. No life insurance payments will be made in connection with a termination for disability.

The following items apply only to a termination in the context of a change of control for Messrs. Knueppel, Barta and Gliebe. We assume the termination is without cause or by the executive with good reason. Further, we assume that the change of control and the executive’s termination of employment both occurred on December 29, 2006, the last business day of our fiscal year.

Target Supplemental Retirement Plan

In the event of a termination related to a change of control, we will waive the years of service requirement under the Target Supplemental Retirement Plan. Amounts reported in the table reflect the present value of the accumulated benefit, using a six percent (6%) discount rate.

Equity Acceleration

The executive will be entitled to the vesting of all of the executive’s then unvested stock options and restricted stock upon a change of control.

Incremental Retirement Benefits

The amounts relating to the incremental non-qualified pension and qualified pension amounts in the above tables are based on three additional years of service credit following termination of employment in a change of control context. As a result, the executive will receive additional company matching contributions to the executive’s 401(k) account. This matching will result in corresponding offset to the amounts payable under the Target Supplemental Retirement Plan. The table reflects no increase in benefits for this feature.

Post-Retirement Health Care Benefits

The executive will be covered under our health and life insurance for three years, unless the executive obtains equal or greater benefits from another employer. We have assumed the executive will not obtain benefits from another employer.

Accounting and Legal Services

We are obligated to reimburse the executive for up to $15,000 for accounting and legal services related to the calculation of the tax gross-up amount described below. The tables assume the entire amount is reimbursed to the executive.

Outplacement

The executive will be entitled to receive outplacement services up to the amount that is equal to ten percent (10%) of the executive’s base salary. The tables assume the executive will use the full amount of this benefit.

Section 280G Tax Gross-up

Upon a change of control of the Company the executive may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code. We have agreed to reimburse the executive for all excise taxes that are imposed on the executive under Section 280G and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G excise taxes. The total Section 280G tax gross-up amount in the above tables assumes that the executive is entitled to a full reimbursement by us of (i) any excise taxes that are imposed upon the executive as a result of the change of control, (ii) any income and excise taxes imposed upon the executive as a result of our reimbursement of the excise tax amount and (iii) any additional income and excise taxes that are imposed upon the executive as a result of our reimbursement of the executive for any excise or income taxes. The calculation of the Section 280G gross-up amount in the above tables is based upon a Section 280G excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a 6.75% state income tax rate. For purposes of the Section 280G calculation it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to any non-competition agreement. The payment of the Section 280G tax gross-up will be payable to the executive for any excise tax incurred unless the executive is terminated for cause, death, disability or pursuant to a voluntary termination without good reason. The calculation of this gross-up assumes we can prove, by clear and convincing evidence, that the awards of stock options and restricted stock in 2006 was not made in connection with or contemplation of a change of control of the Company.

Non-Competition

As a condition to each executive’s entitlement to receive the severance payments and other benefits described above, the executive is required to execute a waiver of claims and be bound by the terms of a non-competition agreement which prohibits the executive from working in a business that engages in substantial competition with us, for a period of one year from the executive’s termination of employment. Our Board may waive this provision.

DIRECTOR COMPENSATION

The following table sets forth certain information relating to the compensation of the directors for the last fiscal year other than Messrs. Packard and Knueppel who received no additional compensation for their service as directors.

DIRECTOR COMPENSATION FOR FISCAL 2006

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Christopher L. Doerr	$43,000	$27,211	$70,211
(Chair, Compensation and Human Resources Committee)

Thomas J. Fischer	$46,750	$27,211	$73,961

Dean A. Foate	$46,500	$43,315	$89,815
(Presiding Director)

Stephen N. Graff	$47,250	$27,211	$74,461
(Chair, Audit Committee)

G. Frederick Kasten, Jr.	$45,500	$25,510	$71,010
(Chair, Corporate Governance and Director Affairs Committee)

Curtis W. Stoelting	$44,000	$49,378	$93,378

Carol N. Skornicka (2)	$13,250	$45,603	$58,853

J. Reed Coleman (3)	$20,250	$75,000	$95,250

John A. McKay (3)	$19,750	$75,000	$94,750

(1)  This reflects the dollar value of the compensation cost of all outstanding option awards recognized over the requisite service period, computed in accordance with FAS 123R. As of December 31, 2006, the outstanding number of option awards for Messrs. Doerr, Fischer, Foate, Graff, Kasten and Stoelting and Ms. Skornicka were 23,000, 20,000, 14,000, 33,800, 26,600, 13,000 and 10,000, respectively. No directors have received any stock awards.
(2)  Ms. Skornicka was granted a non-qualified stock option for 10,000 shares on September 11, 2006 upon becoming a director. 2,000 shares are immediately exercisable, and the remainder of the option will become exercisable in two equal installments on the date of the annual shareholders meeting in each of the next two years as long as she remains a director of the Company. The option award value is based on the grant date fair value of $14.00 as determined pursuant to FAS 123R.
(3)  J. Reed Coleman and John A. McKay retired from the Board effective April 26, 2006. As of the date of this proxy statement, they do not have any outstanding stock option awards.

Our compensation policies for directors are designed to attract and retain the most qualified individuals to serve on the Board in the industry in which we operate. The stock option portion of director compensation is designed to align directors’ interests with shareholders’ interests. We believe that our director compensation packages are comparable relative to our peer group.

Effective April 26, 2006, the non-employee directors’ fees were set at the following levels:

•	Annual retainer fee of $30,000 for each director.

•	Annual retainer fee of $6,000 for the chair of the audit committee.

•	Annual retainer fee of $5,000 for the chairs of other committees.

•	Annual retainer fee of $6,000 for the presiding director.

•	Each director receives a fee of $1,500 per day, plus expenses, for each Board meeting attended in person or $750 per day if attended telephonically.

•	Each director receives a fee of $1,000 per day, plus expenses, for each committee meeting attended in person or $750 per day if attended telephonically.

Under our 2003 Equity Incentive Plan, each individual non-employee director serving on the Board on April 22, 2004, the date of our 2004 annual shareholders meeting, was granted non-qualified stock options to purchase 20,000 shares of common stock at $20.30 per share, which was the closing price of our common stock on that date. Four thousand of the shares subject to these stock options were immediately exercisable, with four thousand shares becoming exercisable on the date of our annual shareholders meeting in each of the four years following our 2004 annual shareholders meeting, as long as the non-employee director remains in office.

For any non-employee director initially elected or appointed subsequent to our 2004 annual shareholders meeting, the director was granted a non-qualified stock option to purchase that number of shares of common stock equal to the pro rata balance of 20,000 shares of common stock for the remainder of the five-year period described above measured from the date of election or appointment. The exercise price per share for these stock options is the closing stock price of our common stock on the date of non-employee director’s election or appointment.

Unexercised options granted to non-employee directors terminate on the earlier of ten years after the date of grant or ninety days after the non-employee director ceases to be a member of our Board, unless the director is removed for cause, in which case they terminate immediately.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with management. Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 30, 2006.

This report of the Compensation and Human Resources Committee has been presented by the following named directors currently comprising the Committee: Christopher L. Doerr, Chair, Dean A Foate and Curtis W. Stoelting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation and Human Resources Committee of the Board of Directors are Christopher L. Doerr, Chair, Dean A. Foate and Curtis W. Stoelting. There are no interlocks among the Committee members and the Company.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is currently comprised of three directors, each of whom is independent as defined in the NYSE’s listing standards and SEC rules. The Audit Committee operates under a written charter adopted by the Board.

The Company’s management is responsible for the Company’s internal controls and the financial reporting process, including the system of internal controls. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee this process.

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company with management and the independent auditors. The Audit Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent auditors have provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with Deloitte & Touche LLP its independence. The Audit Committee considered whether the independent auditors’ provision of non-audit services is compatible with maintaining Deloitte & Touche LLP’s independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scopes and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluation of the Company’s internal controls and overall quality of the Company’s financial reporting.

Based on the Audit Committee’s reviews and discussions with management, the internal auditors and the independent auditors referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 30, 2006 for filing with the SEC.

REGAL BELOIT CORPORATION AUDIT COMMITTEE

Stephen N. Graff, Chairperson
Thomas J. Fischer
Curtis W. Stoelting

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE
COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Currently, our authorized capital stock is 50,000,000 shares of common stock. As of December 30, 2006, 31,037,943 shares of our common stock were issued and outstanding. As of that date, there were also 1,602,725 shares of common stock subject to outstanding awards under our existing equity incentive plans and 606,657 shares of common stock reserved for future awards under those plans. In addition, at December 30, 2006, 2,170,493 shares of common stock were reserved for issuance upon conversion of our outstanding convertible notes. As a result, as of December 30, 2006, there were only 14,582,182 authorized shares of common stock that were not reserved and that were available for issuance for any future business purposes by the Company.

The Board of Directors has approved for submission to shareholders, and recommends that the shareholders approve, an amendment to our Articles of Incorporation, as amended (the “Articles”), that will increase the total number of authorized shares of common stock from 50,000,000 to 100,000,000. The purpose of this increase is to provide a larger number of additional shares available for general corporate purposes. Uses for these additional shares in the future might include any one or more of the following: stock splits and stock dividends; stock-based acquisitions; raising additional equity capital; stock issued in connection with employee incentives or our shareholder rights plan; and other corporate uses.

There are no current plans to issue any shares of common stock from this proposed increase. Shares reserved for issuance under the proposed 2007 Equity Plan as discussed under “Proposal 3: Approval of the Regal Beloit Corporation 2007 Equity Incentive Plan” may be issued from the authorized shares of common stock that are currently not reserved. However, by approving this increase now, in advance of any specific need, we believe that we will be able to act in a timely manner when such a need does arise, without the delay and expense that would be required at that time in obtaining shareholder approval of such an increase at a special meeting.

The additional shares of common stock for which authorization is sought would be identical to the shares of common stock now authorized. Existing shareholders do not have any preemptive rights to purchase any shares of common stock and will not have any such rights in the future. The additional shares, when authorized, may be issued by the Board at any time without further shareholder approval unless required by the Wisconsin Business Corporation Law, rules of the NYSE or the Articles.

The Board of Directors does not intend to issue any shares of common stock except for purposes and on terms that the Board believes to be in the best interests of our shareholders and our company. The Board has not proposed the increase in the amount of authorized shares to discourage any attempts to effect a change of control of our company. However, the availability of additional authorized shares for issuance could render more difficult or discourage attempts to obtain control of our company. Depending on the purpose and terms of issuance at the time, any future issuance of shares of common stock might or might not have a dilutive effect on our shareholders at that time.

The proposed amendment would amend and restate Article III of the Articles to read as follows (proposed additions are indicated by underlining, and proposed deletions are indicated by overstriking):

“The aggregate number of shares which the Corporation shall have authority to issue is ~~fifty million (50,000,000)~~ one hundred million (100,000,000) consisting of one class only, designated as “Common Stock” of the par value of one cent ($0.01) per share.”

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ADOPTION OF THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION.

PROPOSAL 3: APPROVAL OF
THE REGAL BELOIT CORPORATION 2007 EQUITY INCENTIVE PLAN

General

The Board of Directors considers equity-based compensation an essential tool to attract, motivate and retain our officers, key employees and directors and to align their interests with the interests of our shareholders. Consistent with that view, on January 26, 2007, the Board unanimously adopted, contingent upon shareholder approval at the Annual Meeting, the Regal Beloit 2007 Equity Incentive Plan (the “2007 Equity Plan”).

We have historically granted equity-based awards under various plans, including our 1998 Stock Option Plan and 2003 Equity-Incentive Plan (the “Existing Plans”). As of February 26, 2007, 444,657 shares remained available for grants under the Existing Plans. Whether or not the 2007 Equity Plan is approved by shareholders at the Annual Meeting, awards could continue to be granted under the Existing Plans until there are no shares available under those plans.

The following summary description of the 2007 Equity Plan is qualified in its entirety by reference to the full text of the 2007 Equity Plan, which is attached to this Proxy Statement as Appendix B.

Purpose

The purpose of the 2007 Equity Plan is to promote the best interests of our company and our shareholders by providing our key employees and those of our affiliates, and members of the Board who are not our employees, with an opportunity to acquire a proprietary interest in our company. The 2007 Equity Plan is intended to promote continuity of management and to provide increased incentive and personal interest in the welfare of our company by those key employees who are primarily responsible for shaping and carrying out our long-range plans and securing our continued growth and financial success. In addition, by encouraging stock ownership by directors who are not our employees, we seek to attract and retain on the Board persons of exceptional competence and to provide a further incentive to serve as a director of our company.

Administration and Eligibility

The 2007 Equity Plan is administered by the (i) Compensation and Human Resources Committee of the Board (the “Committee”) for key employee participants and (ii) the Board for non-employee director participants. The Committee must consist of no less than two directors who are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and who are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code.  In the event that the Committee is not in existence, the functions of the Committee will be exercised by the Board. The “Administrator” will mean the Committee with respect to key employee participants and the Board with respect to non-employee director participants.

Among other functions, the Administrator has the authority to establish rules for the administration of the 2007 Equity Plan; to select the persons to whom awards will be granted; to determine the types of awards to be granted to participants and the number of shares covered by such awards; and to set the terms and conditions of such awards. The Administrator may also determine whether the payment of any proceeds of any award shall or may be deferred by a participant. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers any or all of its authority with respect to the 2007 Equity Plan (other than with respect to participants who are executive officers or directors) and the Board may delegate to a committee of the Board or to one or more executive officers any or all of the Board’s administrative authority and responsibility with respect to the 2007 Equity Plan.

Any key employee of our company or any of our affiliates, including any executive officer or employee-director of our company, and each non-employee director of our company is eligible to be granted awards by the Administrator under the 2007 Equity Plan. Approximately 350 persons are currently eligible to participate in the 2007 Equity Plan. The number of eligible participants may increase over time based upon future growth of our company and our affiliates.

Awards Under the 2007 Equity Plan; Available Shares

The 2007 Equity Plan authorizes the granting to eligible individuals of: (a) stock options, which may be either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code (“ISOs”) or non-qualified stock options; (b) stock appreciation rights (“SARs”); (c) restricted stock and restricted stock units; and (d) performance shares and performance units. The 2007 Equity Plan provides that up to a total of 2,500,000 shares of common stock (subject to adjustment as described below) are available for the granting of awards thereunder. Each such share may be granted pursuant to the exercise of ISOs.

The number of shares of common stock available for granting of awards under the 2007 Equity Plan will be reduced by the number of shares with respect to which an award is granted, although any shares awarded in connection with restricted stock, restricted stock units, performance shares and performance units will count against the total authorized shares as two shares for every one share awarded. If any shares of common stock subject to awards granted under the 2007 Equity Plan, or to which any award relates, are forfeited or if an award otherwise lapses, expires, terminates or is cancelled prior to the delivery of all of the shares or other consideration issuable or payable pursuant to the award, or if an SAR is settled in cash, then such shares will be available for the granting of new awards under the 2007 Equity Plan (although such shares may not be issued pursuant to ISOs). However, shares of common stock subject to awards granted under the 2007 Equity Plan, or to which any award relates, that are either tendered by a participant to pay the exercise price of an award or withheld to satisfy tax withholding obligations with respect to an award will not be available for granting of additional awards under the 2007 Equity Plan. Any shares delivered pursuant to an award may be either authorized and unissued shares of common stock or treasury shares.

Terms of Awards

Option Awards. Options granted under the 2007 Equity Plan to key employees may be either ISOs or non-qualified stock options, while options granted to non-employee directors must be non-qualified stock options only. No participating key employee may be granted, during any calendar year, options and/or SARs relating to more than 300,000 shares of Common Stock under the 2007 Equity Plan (subject to adjustment as described below). No ISOs may be granted under the 2007 Equity Plan after April 20, 2017.

The exercise price per share of common stock subject to options granted to eligible individuals under the 2007 Equity Plan will be determined by the Administrator, provided that the exercise price may not be less than 100% of the “fair market value” of a share of common stock on the date of grant. The “fair market value” of a share on the date of grant will be the closing price per share for the common stock on the NYSE on that day or, if no trading occurred on that day, then the “fair market value” per share shall be determined with reference to the last preceding date on which the shares were traded.

The term of any option granted under the 2007 Equity Plan will be as determined by the Administrator, provided that the term of any option may not exceed ten years from the date of its grant. Options granted under the 2007 Equity Plan will become exercisable in such manner and within such period or periods and in such installments or otherwise as determined by the Administrator. Options may be exercised by payment in full of the exercise price, either (at the discretion of the Administrator) in cash or by tendering shares of common stock or other consideration having a fair market value on the date of exercise equal to the option exercise price. All ISOs granted under the 2007 Equity Plan will also comply with all other terms of Section 422 of the Internal Revenue Code.

SARs. An SAR granted under the 2007 Equity Plan will confer on the participant holder a right to receive, upon exercise thereof, the excess of (a) the fair market value of one share of common stock on the date of exercise over (b) the grant price of the SAR as specified by the Administrator. The grant price of an SAR under the 2007 Equity Plan will be determined by the Administrator, provided that the grant price may not be less than 100% of the fair market value of a share of common stock on the date of grant. The term, manner of exercise, methods of settlement (including whether the holder of an SAR will be paid in cash, shares of common stock or other consideration), and any other terms and conditions of any SAR granted under the 2007 Equity Plan are determined by the Administrator. Pursuant to the terms of the 2007 Equity Plan, no individual key employee may be granted, during any calendar year, SARs and/or options with respect to more than 300,000 shares of common stock (subject to adjustment as described below).

Restricted Stock and Restricted Stock Units. Shares of restricted common stock granted to participants under the 2007 Equity Plan will be subject to such risk or forfeiture and restrictions on transfer as the Administrator may impose, including any limitation on the right to vote such shares or receive dividends thereon. Restricted stock units granted under the 2007 Equity Plan will be subject to such risk of forfeiture as the Administrator may impose. In the case of both restricted stock and restricted stock units, the risk of forfeiture and/or the restrictions on transfer imposed on the shares may lapse separately or in combination at such time or times, or in such installments or otherwise, as the Administrator may deem appropriate except that an award of restricted stock or restricted stock units that is not subject to the achievement of performance goals must have a risk of forfeiture and restriction period of at least three years from the date of grant. Except as otherwise determined by the Administrator, upon termination of a participant’s employment or service with our company for any reason during the applicable restriction period, all shares of restricted stock still subject to restriction will be forfeited.

No participating key employee may be granted, during any calendar year, in excess of 200,000 shares of restricted stock and/or restricted stock units under the 2007 Equity Plan (subject to adjustment as described below).

Performance Shares and Performance Units. With respect to each grant of performance shares and/or performance units granted under the 2007 Equity Plan, the Administrator will determine the performance period, the performance goal or goals (and the performance level or levels related thereto) to be achieved during any performance period, and the proportion of payments, if any, to be made for performance between the minimum and full performance levels for any performance goal. The Administrator will also determine whether performance units may be settled in cash, shares of common stock or a combination of cash and shares of common stock.

The Administrator may provide that, during a performance period, a participant may be paid cash amounts with respect to each performance share or performance unit held by a participant at the same time and in the same amount paid as a cash dividend on a share of common stock. Participants will have no voting rights with respect to performance shares or performance units held by them.

No participating key employee may be granted, during any calendar year, in excess of 200,000 performance shares and/or performance units under the 2007 Equity Plan (subject to adjustment as described below).

Performance Goals. For purposes of the 2007 Equity Plan, a performance goal will mean any goal the Administrator establishes for the performance period that relate to one or more of the following for the Company, any one or more or our affiliates or divisions, and/or any other business unit or units of our company or an affiliate:

• revenue;
• cash flow;
• net cash provided by operating activities;
• net cash provided by operating activities
   less net cash used in investing activities;
• cost of goods sold;
• ratio of debt to debt plus equity;
• profit before tax;
• gross profit; net profit;
• net sales;
• earnings before interest and taxes;
• earnings before interest, taxes, depreciation
   and amortization;
• fair market value of shares;

• basic earnings per share;
• diluted earnings per share;
• return on shareholders equity;
• average accounts receivable (calculated by taking the
   average of accounts receivable at the end of each month);
• average inventories (calculated by taking the average of
   inventories at the end of each month);
• return on average total capital employed;
• return on net assets employed before interest and taxes;
• economic value added;
• return on year-end equity;
• and/or in the case of awards that the Administrator
   determines will not be considered “performance based
   compensation” under Section 162(m) of the Internal Revenue
   Code, such other goals as the Administrator may establish.

Adjustments

If we engage in a merger or similar transaction in which the common stock is changed or exchanged, or if a stock split, reverse stock split, or extraordinary cash dividend occurs, or if another similar corporate transaction or event that affects the shares of common stock occurs so that an adjustment is deemed appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2007 Equity Plan, then the Administrator will, in such manner as it deems equitable, adjust (a) the number and type of shares subject to the 2007 Equity Plan and which thereafter may be made the subject of awards, (b) the award limits set forth in the 2007 Equity Plan, (c) the number and type of shares subject to outstanding awards, and (d) the grant, purchase or exercise price with respect to any award. In addition, upon any such event, the Administrator may make provision for a cash payment to the holder of an outstanding award in exchange for cancellation of some or all of the award.

No Re-Pricing or Back-Dating of Options or SARs

Without the approval of our shareholders, no option or SAR granted under the 2007 Equity Plan can be re-priced or can be granted in connection with the cancellation of a previously granted option or SAR under the 2007 Equity Plan if the exercise price of the later granted option or SAR is less than the exercise or grant price of the earlier granted option or SAR. In addition, the Administrator may not establish a grant or exercise price of an option or SAR on any date that is prior to the date the Administrator takes action to authorize the award.

Limits on Transferability

No award granted under the 2007 Equity Plan may be assigned, sold, transferred or encumbered by any participant, otherwise than by will, by designation of a beneficiary, or by the laws of descent and distribution. Each award will be exercisable during the participant’s lifetime only by such participant or, if permissible under applicable law, by the participant’s guardian or legal representative.

Amendment and Termination of the 2007 Equity Plan

Subject to shareholder approval in certain circumstances, the Board or Committee may amend, alter, suspend, discontinue, or terminate the 2007 Equity Plan. Shareholder approval of any amendment of the 2007 Equity Plan must be obtained if (i) the amendment (a) increases the number of shares of common stock with respect to which awards may be granted under the 2007 Equity Plan (except in the event of an adjustment as described above), (b) expands the class of persons eligible to participate under the 2007 Equity Plan or (c) otherwise increases in any material respect the benefits payable under the 2007 Equity Plan; or (ii) if we determine such approval is otherwise required by, or in the best interests of our company or any participant under, the Internal Revenue Code or any rules promulgated thereunder, or the listing requirements of the NYSE or any principal securities exchange or market on which shares of our common stock are then traded (in order to maintain the listing of the shares thereon).

Notwithstanding any termination of the 2007 Equity Plan, the authority of the Board or Committee to amend the 2007 Equity Plan, and the authority of the Administrator to otherwise administer the 2007 Equity Plan and awards thereunder, will extend beyond the date of the termination of the 2007 Equity Plan. Termination of the 2007 Equity Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force and effect after termination of the 2007 Equity Plan except as they may lapse or be terminated by their own terms and conditions.

With respect to awards made to participants employed in foreign countries, the Administrator may provide for special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. In addition, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines are necessary or appropriate for such purposes, although any such action is subject to the requirement to obtain shareholder approval, if applicable, as described above.

Amendment, Modification or Cancellation of Awards

The Administrator may modify, amend or cancel any award, or waive any restrictions or conditions applicable to any award or the exercise of the award, subject to the restrictions of the 2007 Equity Plan. Any modification or amendment that materially diminishes the rights of a participant or a cancellation of the Award will be effective only if agreed to by the participant, except for modifications, adjustments or cancellations effected pursuant to the adjustment provisions of the 2007 Equity Plan as described above or the modification of an award to the extent deemed necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the shares are then traded or to preserve favorable accounting or tax treatment of any award for our company.

Withholding

Not later than the date as of which an amount first becomes includible in the gross income of a key employee for federal income tax purposes with respect to any award under the 2007 Equity Plan, the key employee will be required to pay to the Company, or make arrangements satisfactory to us regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld to satisfy the required minimum statutory tax withholding with respect to such amount. Unless otherwise determined by the Administrator, withholding obligations arising with respect to awards may be settled with shares of our common stock, including shares of common stock that are part of, or are received upon exercise of, the award that gives rise to the withholding requirement (other than shares of restricted stock). Our obligations under the 2007 Equity Plan are conditional on such payment or arrangements, and we and any affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the key employee. The Administrator may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of common stock.

Certain Federal Income Tax Consequences

Stock Options. The grant of a stock option under the 2007 Equity Plan creates no income tax consequences to the participant or the Company. A participant who is granted a non-qualified stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the exercise price. The Company generally will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. A subsequent disposition of the common stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the date of exercise). This capital gain or loss will be a long-term capital gain or loss if the common stock has been held for more than one year from the date of exercise.

In general, for regular tax purposes a key employee will recognize no income or gain as a result of exercise of an ISO (the alternative minimum tax may apply). Except as described below, any gain or loss realized by the key employee on the disposition of the common stock acquired pursuant to the exercise of an ISO will be treated as a long-term capital gain or loss and no deduction will be allowed to the Company. If the key employee fails to hold the shares of common stock acquired pursuant to the exercise of an ISO for at least two years from the date of grant of the ISO and one year from the date of exercise, the key employee will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition or (b) the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price. The Company generally will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the key employee. Any additional gain realized by the key employee over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term capital gain if the common stock has been held for more than one year from the date of exercise.

Stock Appreciation Rights. The grant of an SAR will create no income tax consequences for the participant or the Company. Upon exercise of an SAR, the participant will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of common stock or other property received, except that if the participant receives an option or shares of restricted stock upon exercise of an SAR, recognition of income may be deferred in accordance with the rules applicable to such other awards. The Company generally will be entitled to a deduction in the same amount and at the same time as income is recognized by the participant.

Restricted Stock. A participant will not recognize income at the time an award of restricted stock is made under the 2007 Equity Plan, unless the election described below is made. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time reduced by any amount paid for the restricted stock. The Company generally will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will generally result in capital gain or loss (long-term or short-term depending upon the length of time the restricted stock is held after the time the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid. The Company generally will be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award reduced by any amount paid for the restricted stock. The Company generally will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If the participant who has made an election subsequently forfeits the restricted stock, the participant will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

Restricted Stock Units. A participant will not recognize income at the time an award of restricted stock units is made under the 2007 Equity Plan. A participant will recognize ordinary income at the time of exercise in an amount equal to the fair market value of the underlying shares of common stock at such time reduced by any amount paid for the restricted stock units. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant.

Performance Shares and Performance Units. The grant of performance shares and/or performance units will create no income tax consequences for the participant or the Company. Upon the receipt of cash or shares of common stock at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash or the fair market value of the shares of common stock received, except that if the participant receives shares of restricted stock or restricted stock units in payment of performance shares or performance units, recognition of income may be deferred in accordance with the rules applicable to such awards. The Company will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the participant.

Internal Revenue Code Section 409A. Certain types of awards under the 2007 Equity Plan may constitute, or provide for, a deferral of compensation under Internal Revenue Code Section 409A. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% income tax (and, potentially, certain interest penalties). To the extent applicable, the 2007 Equity Plan and awards granted under the 2007 Equity Plan will be structured and interpreted to comply with Internal Revenue Code Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Internal Revenue Code Section 409A.

 Tax Deductibility and Section 162(m) of the Internal Revenue Code. Internal Revenue Code Section 162(m) generally places a $1 million annual limit on the amount of compensation paid to each of our named executive officers that may be deducted by the Company for federal income tax purposes unless such compensation constitutes “qualified performance-based compensation” under an award which has been granted by a committee of the Board of Directors pursuant to an incentive plan that has been approved by our shareholders. An award of options or SARs are automatically considered “qualified performance-based compensation” so long as the per share grant or exercise price of such award equals or exceeds the fair market value of a share on the date the award is granted. The 2007 Equity Plan is structured so that awards granted under such plan by the Committee are eligible to qualify for the “qualified performance-based compensation” exception to the $1 million annual deductibility limit of Internal Revenue Code Section 162(m).

Future Plan Benefits

We cannot currently determine the number of shares or the type of shares that may be granted to eligible participants under the 2007 Equity Plan in the future. Such determinations will be made from time to time by the Administrator.

On February 26, 2007, the closing price of our common stock on the New York Stock Exchange was $47.01 per share.

Equity Compensation Plan Information

The following table provides information about our equity compensation plans as of December 30, 2006.

Plan category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(2)
Equity compensation plans approved by security holders	1,602,725	$26.64	606,657
Equity compensation plans not approved by security holders	--	--	--
Total	1,602,725	$26.64	606,657

(1)   Represents options to purchase our common stock and stock-settled stock appreciation rights granted under our 1991 Flexible Stock
Incentive Plan, 1998 Stock Option Plan and 2003 Equity Incentive Plan.
(2)  Excludes 93,675 shares of restricted common stock previously issued under our 2003 Equity Incentive Plan for which the restrictions have not lapsed.

THE BOARD RECOMMENDS A VOTE “FOR” THE 2007 EQUITY PLAN.

PROPOSAL 4: RATIFICATION OF DELOITTE & TOUCHE LLP
AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR 2007

Deloitte & Touche LLP has served as our independent auditors since 2002. The Audit Committee has selected Deloitte & Touche LLP as our independent auditors for 2007, and this selection is being presented to shareholders for ratification. The Board recommends to the shareholders the ratification of the selection of Deloitte & Touche LLP to audit the financial statements of our company and our subsidiaries for 2007. Unless otherwise specified, the proxies solicited hereby will be voted in favor of the ratification of Deloitte & Touche LLP as our independent auditors for 2007.

If, prior to the Annual Meeting, Deloitte & Touche LLP declines to act or its engagement is otherwise discontinued by the Audit Committee, the Audit Committee will appoint another independent auditor whose engagement for any period subsequent to the Annual Meeting will be subject to ratification by the shareholders at the Annual Meeting. If the shareholders fail to ratify the appointment of Deloitte & Touche LLP, then the Audit Committee will consider it a direction to select another independent auditor for 2007. Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent auditor at any time during the year if it believes that such a change would be in the best interests of our company and our shareholders. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to answer appropriate questions and, if they so desire, to make a statement.

Independent Auditor Fees

During the fiscal years ended December 30, 2006 and December 31, 2005, we retained and paid Deloitte & Touche LLP to provide audit and/or other services. The fees paid to Deloitte & Touche LLP for the years ended December 30, 2006 and December 31, 2005 were as follows:

Audit Fees. Fees for audit services totaled $1,345,000 in 2006 and $1,180,000 in 2005. Audit fees included fees and expenses associated with the annual audit, assessment of internal control over financial reporting, the reviews of our quarterly reports on Form 10-Q, and statutory audits required internationally.

Audit-Related Fees. Fees for audit-related services totaled $428,740 in 2006 and $205,130 in 2005. Audit-related fees included fees for services in connection with employee benefit plan audits, financial due diligence relating to potential and completed acquisitions, audit support for public debt or stock offerings and miscellaneous other audit related projects.

Tax Fees. Fees for tax services totaled $197,121 in 2006 and $489,674 in 2005. Tax fees included fees for tax return and preparation and reviews, tax consultations tax advice and planning.

All Other Fees. There were no such fees paid to Deloitte & Touche LLP in either 2006 or 2005.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm on a case-by-case basis. The Audit Committee approved 100% of the services described under the general categories of Audit-Related Fees and Tax Fees in 2006. The Audit Committee does not consider the provision of these non-audit services by the independent registered public accounting firm to be incompatible with maintaining auditor independence.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2007.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors to file reports of ownership and changes of ownership with the SEC. The regulations of the SEC require the officers and directors to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us, or written representations that no Form 5 was required to be filed, we believe that, during the fiscal year ended December 30, 2006, all of our directors and executive officers timely complied with the Section 16(a) filing requirements.

Delivery of Proxy Materials to Households

Pursuant to the rules of the SEC, services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our annual report to shareholders and this proxy statement. Upon oral or written request, we will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders sharing an address may also request delivery of a single copy of the annual report or proxy statement if they are currently receiving multiple copies of such documents. Shareholders may notify the Company of their requests by calling or writing to Paul J. Jones, Vice President, General Counsel and Secretary, Regal Beloit Corporation, 200 State Street, Beloit, Wisconsin 53511, telephone number: (608) 364-8800.

SHAREHOLDER PROPOSALS

Proposals of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”) that are intended to be presented at the 2008 annual meeting of shareholders must be received by us no later than November 16, 2007 to be included in our proxy materials for that meeting.

Further, a shareholder who otherwise intends to present business at the 2008 annual meeting otherwise than pursuant to Rule 14a-8 (i.e., a proposal a shareholder intends to present at the 2008 annual meeting, but does not intend to have included in our proxy materials) must deliver notice of such proposal to us on or prior to January 30, 2008. If we have not received notice by such date, then the notice will be considered untimely and we will not be required to present such proposal at the 2008 annual meeting. If the Board nonetheless chooses to present such proposal at the 2008 annual meeting, then the persons named in proxies solicited by the Board for the 2008 annual meeting may exercise discretionary voting power with respect to such proposal.

By Order of the Board of Directors
REGAL BELOIT CORPORATION

Paul J. Jones
Vice President, General Counsel and Secretary

We will furnish to any shareholder, without charge, a copy of our Annual Report on Form 10-K for 2006. You may obtain a copy of the Form 10-K by writing to Paul J. Jones, Vice President, General Counsel and Secretary, Regal Beloit Corporation, 200 State Street, Beloit, Wisconsin 53511 or on the Company’s website at www.regalbeloit.com.

Appendix A

REGAL-BELOIT CORPORATION
CRITERIA FOR DETERMINING DIRECTOR INDEPENDENCE

The Board of Directors has established categorical standards to assist it in making determinations of director independence. Under these categorical standards, the following relationships that currently exist or that have existed, including during the preceding three years, will not be considered to be material relationships that would impair a director’s independence:

1.	An immediate family member of the director is an employee (other than an executive officer) of the Company;

2.
A director, or a family member of the director, receives or received less than $100,000 during any twelve-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service with the Company); provided, however, that compensation received by a director for former service as an interim Chairman or Chief Executive Officer or other executive officer of the Company need not be considered in determining independence under this test; and provided, further, that compensation received by an immediate family member of the director for service as an employee of the Company (other than an executive officer) need not be considered in determining independence under this test;

3.
(A) A director, or a family member of the director, is a former partner or employee of the Company’s internal or external auditor but did not personally work on the Company’s audit within the last three years; or (B) a family member of a director is employed by an internal or external auditor of the Company but does not participate in such auditor’s audit, assurance or tax compliance practice;

4.
A director, or a family member of the director, is or was an employee, other than an executive officer, of another company where any of the Company’s present executives serve on that company’s compensation committee;

5.
A director is or was an executive officer, employee or director of, or has or had any other relationship (including through a family member) with, another company, that makes payments (other than contributions to tax exempt organizations) to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, does not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues; provided, however, that in applying this test, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year; and provided, further, that this test applies solely to the financial relationship between the Company and the director’s (or immediate family member’s) current employer — the Company need not consider former employment of the director or immediate family member;

6.	A family member of the director, other than his or her spouse, is an employee of a company that has a relationship with the Company, but the family member is not an executive officer of that company;

7.	A family member of the director has a relationship with the Company, but the family member is not an immediate family member of the director;

8.
The director, or an immediate family member of the director, was an executive officer of another company that was indebted to the Company, or to which the Company was indebted, but the total amount of either company’s indebtedness to the other was less than 2% of the total consolidated assets of the company for which the director, or an immediate family member of the director, served as an executive officer;

A -1

9.
A director is or was an executive officer, employee or director of, or has or had any other relationship (including through a family member) with, a tax exempt organization to which the Company’s and its foundation’s contributions in any single fiscal year do not exceed the greater of $1 million or 2% of such organization’s consolidated gross revenues; or

10.	A director is a shareholder of the Company.

For purposes of the foregoing, an “immediate family member” shall be deemed to include a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home; provided, however, that when applying the three-year “look-back” provisions of the foregoing tests, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

For relationships not covered by the categorical standards set forth above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the categorical standards set forth above. The Company must identify which directors are independent and disclose the basis for that determination in the next proxy statement.

In addition, the Company shall disclose in its annual proxy statement any contributions made by the Company to any tax exempt organization in which any independent director serves as executive officer if, within the preceding three years, contributions in any single year from the Company exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues.

A -2

Appendix B

REGAL BELOIT CORPORATION
2007 EQUITY INCENTIVE PLAN

Section 1.      Purpose and Effective Date

(a)  Purpose. The purpose of the Regal Beloit Corporation 2007 Equity Incentive Plan (the “Plan”) is to promote the best interests of Regal Beloit Corporation (together with any successor thereto, the “Company”) and its shareholders by providing key employees of the Company and its Affiliates (as defined below) and members of the Company’s Board of Directors who are not employees of the Company or its Affiliates with an opportunity to acquire shares of the Company’s common stock or receive monetary payments based on the value of such common stock. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company’s continued growth and financial success. In addition, by encouraging stock ownership by directors who are not employees of the Company or its Affiliates, the Company seeks to attract and retain on its Board of Directors persons of exceptional competence and to provide a further incentive to serve as a director of the Company.

(b)  Effective Date. The Plan shall become effective on the Effective Date.

Section 2.    Definitions

Except as otherwise expressly provided herein, or unless the context otherwise requires, all capitalized terms used in this Plan shall have the meanings assigned to such terms in Section 9 hereof.

Section 3.    Administration

The Administrator shall administer the Plan; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by the Board. To the extent permitted by applicable law, (1) the Board may delegate to a committee of the Board or to one or more executive officers any or all of the Board’s administrative authority and responsibility with respect to the Plan; and (2) the Committee may delegate to one or more executive officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to Persons who are subject to Section 16 of the Exchange Act. To the extent of any such delegation, all relevant references to the Administrator herein shall include such committee, officer or officers. Subject to the terms of the Plan and without limitation by reason of enumeration, the Administrator shall have full power and authority to: (i) designate those eligible individuals to receive an Award; (ii) determine the type or types of Awards to be granted to each Participant; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other Awards, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Administrator; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Administrator, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder, any Non-Employee Director, and any employee of the Company or of any Affiliate.

Section 4.     Shares Available for Award

(a)  Shares Available. Subject to adjustment as provided in Section 4(b):

(i)  Number of Shares Available. The number of Shares with respect to which Awards may be granted under the Plan shall be 2,500,000. The number of Shares that may be issued pursuant to the exercise of Incentive Stock Options shall be 2,500,000. The number of Shares available for issuance under this Plan shall be reduced by the number of Shares with respect to which an Award is granted; provided, however, that any Shares awarded in connection with Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units shall count against the limit described in this Section 4(a)(i) as two Shares for every one Share awarded. If, however, any Shares covered by an Award, or to which any Award relates, are forfeited or an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award, or if Shares are forfeited under an Award, or if an SAR is settled in cash, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, expiration, termination, cancellation or settlement, shall again be available for granting of additional Awards, but such Shares may not be issued pursuant to Incentive Stock Options; provided, however, that Shares covered by an Award, or to which any Award relates, that are (1) tendered by a participant to the Company to pay the exercise price of an Award; or (2) withheld by the Company to satisfy tax withholding obligations with respect to an Award, shall not be available for granting of additional Awards under this Plan.

(ii)  Limitations on Awards to Individual Participants. No Participating Key Employee shall be granted, during any calendar year, Options, with or without any related Stock Appreciation Rights, or Stock Appreciations Rights not related to Options for more than 300,000 Shares, more than 200,000 Shares of Restricted Stock and/or Restricted Stock Units, and/or more than 200,000 Performance Shares and/or Performance Units under the Plan. Such number of Shares as specified in the preceding sentence shall be subject to adjustment in accordance with the terms of Section 4(b) hereof. In all cases, determinations under this Section 4(a)(ii) shall be made in a manner that is consistent with the exemption for performance-based compensation provided by Section 162(m) of the Code.

(iii)  Accounting for Awards. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards in accordance with Section 4(a)(i) above.

(iv)  Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(b)  Adjustments.  If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than any associated common share purchase rights issued pursuant to that certain Rights Agreement, dated January 28, 2000, between the Company and EquiServe Trust Company, N.A. (as successor Rights Agent), or any successor rights agreement, or similar stock purchase rights that the Company might authorize and issue in the future) or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Board or Committee shall, in such manner as it deems equitable, adjust any or all of: (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Awards under the Plan, including the limits on Awards pursuant to Section 4(a)(ii), (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code; and provided further, that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number. In any such case as described above, the Board or the Committee, as the case may be, may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of such Award, without the consent of the holder of the Award, in an amount determined by the Board or Committee and effective at such time as the Board or Committee specifies (which may be the time such transaction or event is effective). Without limitation, in the event of any merger or other similar corporate transaction or event (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Shares are not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Board or Committee shall substitute, on an equitable basis as the Board or Committee determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Shares are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a dividend payable in Shares (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Board or Committee, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

Unless the Administrator determines otherwise, any such adjustment to an Award that is exempt from Code Section 409A shall be made in manner that permits the Award to continue to be so exempt, and any adjustment to an Award that is subject to Code Section 409A shall be made in a manner that complies with the provisions thereof.

Section 5.    Eligibility

Any Key Employee, including any executive officer or employee-director of the Company or of any Affiliate, shall be eligible to be designated a Participating Key Employee. All Non-Employee Directors shall be eligible to be designated a Participant with respect to any of the available Awards, other than Incentive Stock Options.

Section 6.    Awards

(a)  Option Awards. The Administrator is hereby authorized to grant Options with the terms and conditions as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Administrator shall determine.

(i)  Exercise Price. The exercise price per Share of an Option granted pursuant to this Section 6(a) shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii)  Grant Date. The grant date of an Option shall not be earlier than the date on which the Administrator takes action to approve the Option.

(iii)  Option Term. The term of each Option shall be fixed by the Administrator; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

(iv)  Exercisability and Method of Exercise. An Option shall become exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Administrator. The Administrator also shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, in which payment of the exercise price with respect to any Option may be made or deemed to have been made.

(v)  Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after April 20, 2017.

(b)  Stock Appreciation Rights. The Administrator is hereby authorized to grant Stock Appreciation Rights. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Administrator, which shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. The grant date of a Stock Appreciation Right shall not be the date earlier than the Administrator takes action to approve the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement (including whether the Stock Appreciation Right will be settled in cash, Shares, other securities, other Awards, or other property, or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Administrator. The Administrator may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)  Restricted Stock and Restricted Stock Unit Awards.

(i)  Issuance. The Administrator is hereby authorized to grant Awards of Restricted Stock and/or Restricted Stock Units.

(ii)  Restrictions. Shares of Restricted Stock granted to Participating Key Employees shall be subject to such risk or forfeiture and restrictions on transfer as the Administrator may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), and Restricted Stock Units will be subject to such risk of forfeiture as the Administrator may impose, in either case which risk of forfeiture and/or restrictions on transfer may lapse separately or in combination at such time or times, in such installments or otherwise, as the Administrator may deem appropriate (including, without limitation, the continued employment or service of the Participant for a specified period or upon the achievement of Performance Goals or other terms set by the Administrator at the time the Award is granted); provided, however, that, subject to paragraph (v), an Award of Restricted Stock or Restricted Stock Units that is not subject to the achievement of Performance Goals must have a risk of forfeiture and restriction period of at least three years from the date of grant of such Award. With respect to any Award of Restricted Stock or Restricted Stock Units, for which the risk of forfeiture and/or restrictions on transfer will lapse upon the achievement of Performance Goals, the Administrator shall determine the Performance Period, the Performance Goal or Goals (and the performance level or levels related thereto) to be achieved during any Performance Period, the risk or forfeiture and/or restrictions on transfer that shall lapse, if any, for performance between the minimum and full performance levels for any Performance Goal and, if applicable, the relative percentage weighting given to each of the selected Performance Goals. In the event the Administrator determines it is advisable to grant Restricted Stock or Restricted Stock Units which do not qualify for the performance-based exemption under Section 162(m) of the Code, the Administrator may make such grants without satisfying the requirements thereof.

(iii)  Registration. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Administrator may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Administrator) referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iv)  Payment of Restricted Stock and Restricted Stock Units. Upon the lapse of the applicable risk of forfeiture and/or restrictions on transfer relating to Restricted Stock or Restricted Stock Units, one or more stock certificates for the appropriate number of Shares, free of restrictions imposed under the Plan, shall be delivered to the Participant, or, if the Participant received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed.

(v)  Forfeiture. Except as otherwise determined by the Administrator, upon termination of employment or service (as determined under Section 8(e) and such other criteria established by the Administrator) for any reason during the applicable restriction period, all Shares of Restricted Stock and Restricted Stock Units still subject to a risk of forfeiture shall be forfeited; provided, however, that the Administrator may waive in whole or in part any or all remaining risk of forfeiture and/or restrictions on transfer with respect to an Award of Restricted Stock and Restricted Stock Units upon the Participant’s death, disability or retirement.

(d)  Performance Shares and Performance Units.

(i)  Issuance. The Administrator is hereby authorized to grant Awards of Performance Shares and Performance Units.

(ii)  Performance Goals and Other Terms. The Administrator shall determine the Performance Period, the Performance Goal or Goals (and the performance level or levels related thereto) to be achieved during any Performance Period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels for any Performance Goal, in respect to Performance Units, whether to settle such Award in cash, Shares, or a combination of cash and Shares and, if applicable, the relative percentage weighting given to each of the selected Performance Goals, the restrictions applicable to Shares of Restricted Stock received upon payment of Performance Shares or Performance Units, if Performance Shares or Performance Units are paid in such manner, and any other terms, conditions and rights relating to a grant of Performance Shares or Performance Units. In the event the Administrator determines it is advisable to grant Performance Shares or Performance Units which do not qualify for the performance-based exemption under Section 162(m) of the Code, the Administrator may make such grants without satisfying the requirements thereof.

(iii)  Rights and Benefits During the Performance Period. The Administrator may provide that, during a Performance Period, a Participant shall be paid cash amounts, with respect to each Performance Share or Performance Units held by such Participant, in the same manner, at the same time, and in the same amount paid, as a cash dividend on a Share. Participants shall have no voting rights with respect to Performance Shares or Performance Units held by them.

(iv)  Payment of Performance Shares and Performance Units. As soon as is reasonably practicable following the end of the applicable Performance Period, and subject to the Administrator certifying in writing as to the satisfaction of the requisite Performance Goal or Goals if such certification is required in order to qualify the Award for the performance-based exemption provided by Section 162(m) of the Code, one or more certificates representing the number of Shares equal to the number of Performance Shares payable or the Shares issued with respect to Performance Units shall be registered in the name of and delivered to the Participant, or the amount of cash payable under a Performance Unit shall be paid; provided, however, that any Shares of Restricted Stock payable in connection with Performance Shares or Performance Units shall, pending the expiration, lapse, or waiver of the applicable restrictions, be evidenced in the manner as set forth in Section 6(d)(iii) hereof.

(e)  General.

(i)  No Consideration for Awards. Awards shall be granted to Participants for no cash consideration unless otherwise determined by the Administrator.

(ii)  Award Agreements. Each Award shall be evidenced by an Award Agreement in such form (consistent with the terms of the Plan) as shall have been approved by the Administrator.

(iii)  Awards May Be Granted Separately or Together. Awards may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iv)  Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Administrator shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Administrator. Such rules and procedures may include, without limitation, provisions for the payment or crediting of interest on installment or deferred payments.

(v)  Limits on Transfer of Awards. No Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that at the discretion of the Administrator, a Participant may be entitled, in the manner established by the Administrator, to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the lifetime of the Participant only by such individual or, if permissible under applicable law, by such individual’s guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi)  Term of Awards. Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Administrator.

(vii)  Share Certificates; Representation. In addition to the restrictions imposed pursuant to Section 6(c) and Section 6(d) hereof, all certificates for Shares delivered pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan or the rules, regulations, and other requirements of the Commission, any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Administrator may require each Participant or other Person who acquires Shares under the Plan by means of an Award to represent to the Company in writing that such Participant or other Person is acquiring the Shares without a view to the distribution thereof.

(viii)  No Re-Pricing of Options or Stock Appreciation Rights. Notwithstanding any provision in the Plan to the contrary, without the approval of the Company’s shareholders, no Option or Stock Appreciation Right granted under the Plan shall be re-priced or shall be granted in connection with the cancellation of a previously granted Option or Stock Appreciation Right granted under the Plan if the exercise price of the later granted Option or Stock Appreciation Right is less than the exercise or grant price of the earlier granted Option or Stock Appreciation Right.

Section 7.     Amendment and Termination; Correction of Defects and Omissions

(a)  Amendments to and Termination of the Plan. The Board or Committee may at any time amend, alter, suspend, discontinue, or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall be obtained (A) if such amendment (1) increases the number of Shares with respect to which Awards may be granted under the Plan (other than increases related to adjustments made as provided in Section 4(b) hereof), (2) expands the class of persons eligible to participate under the Plan or (3) otherwise increases in any material respect the benefits payable under the Plan; or (B) if the Company determines such approval is otherwise required by, or is in the best interests of the Company or any Participant under, (1) the Code or any rules promulgated thereunder or (2) the listing requirements of the New York Stock Exchange or any principal securities exchange or market on which the Shares are then traded (in order to maintain the listing of the Shares thereon).

Notwithstanding the foregoing, the authority of the Board or Committee under this Section 7, and the authority of the Administrator to otherwise administer this Plan and Awards will extend beyond the date of this Plan’s termination. Termination of the Plan shall not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

(b)  Correction of Defects, Omissions and Inconsistencies. The Administrator may correct any defect, supply any omission, or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(c)  Amendment, Modification or Cancellation of Awards. Subject to the restrictions of this Plan, the Administrator may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award, provided that any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant, but the Administrator need not obtain Participant consent for the modification, adjustment or cancellation of an Award pursuant to the provisions of Section 4(b), or the modification of an Award to the extent deemed necessary in the judgment of the Administrator to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded or to preserve favorable accounting or tax treatment of any Award for the Company. Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(d)  Foreign Participation. To assure the viability of Awards granted to Participants employed in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 7(a).

(e)  Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

Section 8.     General Provisions

(a)  No Rights to Awards.  No Key Employee, Participating Key Employee, other Person or Non-Employee Director shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Key Employees, Participating Key Employees, Non-Employee Directors or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participating Key Employee or Non-Employee Director.

(b)  Withholding.  No later than the date as of which an amount first becomes includable in the gross income of a Participating Key Employee for federal income tax purposes with respect to any Award, the Participating Key Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld to satisfy the required minimum statutory tax withholding with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards to Participating Key Employees may be settled with Shares, including Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement (other than Restricted Securities). The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participating Key Employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares, including, without limitation, the establishment of such procedures as may be necessary to satisfy the requirements of Rule 16b-3.

(c)  No Guarantee of Tax Treatment. Notwithstanding any provisions of this Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that any Award intended to be exempt from Code Section 409A shall be so exempt, nor that any Award intended to comply with Code Section 409A shall so comply, nor will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.

(d)  No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e)  Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participant from employment or service, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. Except for rights accorded under the Plan and under any applicable Award Agreement, Participants shall have no rights as holders of Shares as a result of the granting of Awards hereunder.

Unless determined otherwise by the Administrator, for purposes of this Plan and all Awards, the following rules shall apply:

(i)  a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii)  a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a non-employee director of the Company or of an Affiliate, or a consultant to the Company or any Affiliate, shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased;

(iii)  a Participant who ceases to be a Non-Employee Director as a result of becoming an employee of the Company or an Affiliate shall not be considered to have terminated service as a director until such Participant’s employment with the Company and its Affiliates has terminated; and

(iv)  a Participant employed by an Affiliate will be considered to have terminated employment with the Company and its Affiliates when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment upon a “separation from service” within the meaning of Code Section 409A.

(f)  Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award Agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant or other holder of an Award has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under this Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

(g)  Unfunded Status of the Plan. Unless otherwise determined by the Administrator, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participating Key Employee, any Non-Employee Director or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Administrator) shall be no greater than the right of an unsecured general creditor of the Company.

(h)  Governing Law; Limitations on Actions. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Wisconsin and applicable federal law. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(i)  Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.

(j)  No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Administrator shall determine (except as otherwise provided in the Plan) whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(k)  Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 9.    Definitions

As used in the Plan, the following terms shall have the respective meanings set forth below when the initial letter of such term is capitalized:

(a)  “Administrator” shall mean the Committee with respect to Key Employees and the Board with respect to Non-Employee Directors.

(b)  “Affiliate” shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company within the meaning of Sections 414(b) or (c) of the Code, provided that, in applying such provisions, the phrase “at least 50 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(c)  “Award” shall mean any Option, Stock Appreciation Right, Performance Share, Performance Unit, Restricted Stock or Restricted Stock Unit granted under the Plan.

(d)  “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award.

(e)  A person shall be deemed to be the “Beneficial Owner” of any securities:

(i) which such Person or any of such Person’s Affiliates or associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or associates until such tendered securities are accepted for purchase, or (B) securities issuable upon exercise of Rights issued pursuant to the terms of the Company’s Rights Agreement, dated as of January 28, 2000, between the Company and EquiServe Trust Company, N.A. (as successor Rights Agent), as amended from time to time (or any successor to such Rights Agreement), at any time before the issuance of such securities;

(ii) which such Person or any of such Person’s Affiliates or associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this clause (ii) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (B) is not also then reportable on a Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii) which are beneficially owned, directly or indirectly, by any other Person with which such person or any of such Person’s Affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (ii) above) or disposing of any voting securities of the Company.

(f)  “Board” shall mean the Board of Directors of the Company.

(g)  A “Change of Control” shall mean the occurrence of an event described in any one of the following paragraphs:

(i) any Person, other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company (“Excluded Persons”), is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the effective date, pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: (A) individuals who, on the Effective Date constituted the Board and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the effective date, or whose appointment, election or nomination for election was previously so approved (collectively the “Continuing Directors”); provided, however, that individuals who are appointed to the Board pursuant to or in accordance with the terms of an agreement relating to a merger, consolidation, or share exchange involving the Company (or any direct or indirect subsidiary of the Company) shall not be Continuing Directors for purposes of this Agreement until after such individuals are first nominated for election by a vote of at least two-thirds (2/3) of the then Continuing Directors and are thereafter elected as directors by the shareholders of the Company at a meeting of shareholders held following consummation of such merger, consolidation, or share exchange; and provided further, that in the event the failure of any such persons appointed to the Board to be Continuing Directors results in a Change in Control of the Company, the subsequent qualification of such persons as Continuing Directors shall not alter the fact that a Change in Control of the Company occurred; or

(iii) the shareholders of the Company approved a merger, consolidation or share exchange of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any director or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the effective date, pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

(iv) the shareholders of the Company approve of a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, if an Award is considered deferred compensation subject to Code Section 409A and if the occurrence of a Change of Control will result in a payment under such Award, then the definition of “Change of Control” herein shall be modified to the extent needed for such definition to qualify as a change of control within the meaning of Code Section 409A.

(h)  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Any reference to a specific provision of the Code includes any successor provision and the regulations and rules promulgated under such provision.

(i)  “Commission” shall mean the United States Securities and Exchange Commission or any successor agency.

(j)  “Committee” shall mean the Compensation and Human Resource Committee of the Board (or any successor committee thereto), or such other committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom is a “non-employee director for purposes of Section 16” within the meaning of Rule 16b-3 and each of whom is an “outside director” within the meaning of Section 162(m)(4)(C) of the Code.

(k)  “Effective Date” shall mean the day the Plan is approved by the shareholders of the Company provided that such approval is obtained within twelve months following the date of adoption of the Plan by the Board.

(l)  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(m)  “Excluded Items” shall mean any items which the Committee determines shall be excluded in fixing Performance Goals, such as any gains or losses from discontinued operations, any extraordinary gains or losses and the effects of accounting changes.

(n)  “Fair Market Value” shall mean, per Share on a particular date, the closing sales price on such date on the New York Stock Exchange, or if no sales of Shares occur on the date in question, on the last preceding date on which there was a sale on such market. If the Shares are not listed on the New York Stock Exchange, but are traded on a national securities exchange or in an over-the-counter market, the closing sales price (or if there is no closing sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that exchange or market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, Fair Market Value shall be determined by the Administrator. In addition, the Administrator shall establish the Fair Market Value of any other property.

(o)  “Incentive Stock Option” shall mean an Option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code.

(p)  “Key Employee” shall mean any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate as determined by the Committee.

(q)  “Non-Employee Director” shall mean any member of the Board who is not an employee of the Company or of any Affiliate.

(r)  “Non-Qualified Stock Option” shall mean an Option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option and shall mean any option granted to a Non-Employee Director.

(s)  “Option” shall mean the right to purchase a Share at a specified price during a specified period of time.

(t)  “Participant” shall mean a Participating Key Employee or a Non-Employee Director who is granted an Award.

(u)  “Participating Key Employee” shall mean a Key Employee who is granted an Award.

(v)  “Performance Goals” shall mean any goals the Administrator establishes for the Performance Period that relate to one or more of the following for (i) the Company on a consolidated basis, (ii) any one or more Affiliates or divisions of the Company and/or (iii) any other business unit or units of the Company or an Affiliate as defined by the Administrator at the time of selection (in all cases after excluding the impact of applicable Excluded Items): revenue; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; cost of goods sold; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; Fair Market Value of Shares; basic earnings per share; diluted earnings per share; return on shareholder equity; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; and/or in the case of Awards that the Administrator determines will not be considered “performance based compensation” under Section 162(m) of the Code, such other goals as the Administrator may establish.

(w)  “Performance Period” shall mean any period for which a Performance Goal or Goals have been established; provided, however, that such period shall not be less than one year.

(x)  “Performance Shares” shall mean any right granted under Section 6(d) of the Plan that will be paid out as a Share (which, in specified circumstances, may be a Share of Restricted Stock).

(y)  “Performance Units” shall mean any right granted under Section 6(d) of the Plan to receive a payment valued in relation to a unit the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.

(z)  “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(aa)  “Released Securities” shall mean Shares of Restricted Stock with respect to which all applicable restrictions have expired, lapsed, or been waived.

(bb)  “Restricted Securities” shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(cc)  “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan, or, in specified circumstances, a Share paid in connection with a Performance Share under Section 6(d) of the Plan.

(dd)  “Restricted Stock Unit” shall mean the right granted under Section 6(c) of the Plan to receive a Share, which right may vest upon the achievement or partial achievement of Performance Goals and/or following the end of a restriction period.

(ee)  “Rule 16b-3” shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

(ff)  “Shares” shall mean shares of common stock of the Company and such other securities or property as may become subject to Awards or the Plan pursuant to an adjustment made under Section 4(b) of the Plan.

(gg)  “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

REGAL BELOIT CORPORATION

Dear Shareholder:

You are cordially invited to attend the Regal Beloit Corporation Annual Meeting of Shareholders to be held at 9:30 A.M. Central Daylight Time on Friday, April 20, 2007, at the Company's headquarters, 200
State Street, Beloit, WI 53511.  The accompanying Notice of Annual Meeting and Proxy Statement contain detailed information as to the formal business to be transacted at the meeting.

Whether or not you plan to attend the meeting, it is important that these shares be voted. Accordingly, please complete, sign and date the proxy card attached below and return it in the enclosed postage-
paid envelope. In the alternative, you have the option to vote these shares by the Internet or telephone as indicated on the reverse side or by attending the meeting and voting in person.

Sincerely,

REGAL BELOIT CORPORATION

DETACH HERE

PROXY

REGAL BELOIT CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON APRIL 20, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Henry W. Knueppel and Paul J. Jones or either of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of REGAL BELOIT CORPORATION (the “Company”) held of record by the undersigned as of the close of business on February 26, 2007 at the Annual Meeting of Shareholders to be held on April 20, 2007, at 9:30 A.M. Central Daylight Time, at the Company’s headquarters, 200 State Street, Beloit, WI 53511, or any adjournment or postponement thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES LISTED IN ITEM 1 AND “FOR” THE PROPOSALS IN ITEMS 2, 3 AND 4. THE PROXIES ARE AUTHORIZED IN THEIR DISCRETION TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

Please mark, sign, date and return this card promptly using the enclosed envelope.

Address Changes/Comments: ___________________________________________________________________________________
___________________________________________________________________________________________________________

(If you noted any address change/comments above, please mark corresponding box on reverse side.)

Continued and to be signed on Reverse Side
SEE REVERSE SIDE                                                                                                                                                       SEE REVERSE SIDE

REGAL BELOIT CORPORATION 200 STATE STREET BELOIT, WI 53511-6254

VOTE  BY  INTERNET  -  www.proxyvote.com
Use  the  Internet  to  transmit  your  voting  instructions  and  for electronic  delivery  of  information  up  until  11:59  P.M.  Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain  your  records  and  to  create  an  electronic  voting instruction  form.

VOTE BY PHONE - 1-800-690-6903
Use  any  touch-tone  telephone  to  transmit  your  voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Regal Beloit Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	RGLBL 1 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED, DATED AND RETURNED.

REGAL BELOIT CORPORATION

The Board of Directors recommends a vote FOR
all director nominees listed below and FOR
Proposals 2, 3 and 4.

Election of Directors						Vote on Other Proposals
		For	Against	Withhold			For	Against	Abstain
1.	The election of:				2.	To approve an amendment to the Company's	m	m	m
	(three directors for terms expiring in 2010)					Articles of Incorporation that will increase the
number of shares of Common Stock that the
	1a) Christoopher L. Doerr	m	m	m		company is authorized to issue.
					3.	To approve the Regal Beloit Corporation 2007	m	m	m
	1b) Mark J. Gliebe	m	m	m		Equity Incentive Plan.
					4.	To ratify the selection of Deloitte & Touch	m	m	m
	1c) Curtis W. Stoelting	m	m	m		LLP as the Company's independent auditors
	(one director for a team expiring in 2009)					for 2007.
					5.	In their discretion, the proxies are authorized to vote upon such other
	1d) G. Frederick Kasten, Jr.	m	m	m		business as may properly come before the meeting.

For address changes/comments, please check this box and write them on the back where indicated.				m

PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS CARD.
When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign full corporate name by president or other authorized officer.  If a partnership, pleas sign in partnership name by authorized person.

	Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)		Date